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                                                                    EXHIBIT 10.8




           SERVICE AMERICA SYSTEMS, INC. RETIREMENT AND SAVINGS PLAN







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                                                               TABLE OF CONTENTS
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
ARTICLE I   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

  1.1  Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.2  Additional Matching Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.3  Additional Payroll Reduction Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.4  Adjustment Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.5  Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.6  Anniversary Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.7  Basic Payroll Reduction Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.8  Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.9  Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.10 Break in Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.11 Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.12 Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.13 Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.14 Controlled Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.15 Days of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.16 Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  1.17 Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  1.18 Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  1.19 Employer Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  1.20 Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  1.21 Five Percent Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  1.22 Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  1.23 Investment Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  1.24 Leased Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  1.25 Matching Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.26 Normal Retirement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.27 Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.28 Participant Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.29 Payroll Reduction Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.30 Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.31 Qualified Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.32 Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.33 Service Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.34 Severance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.35 Severance Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.36 Total and Permanent Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.37 Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.38 Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.39 Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.40 Year of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

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
ARTICLE II    ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

  2.1  ELIGIBILITY REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  2.2  REEMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  2.3  FORMER PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE III    LEAVES OF ABSENCE, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

  3.1  LEAVES OF ABSENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  3.2  TRANSFERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE IV  CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

  4.1  BASIC PAYROLL REDUCTION CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  4.2  ADDITIONAL PAYROLL REDUCTION CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  4.3  ELECTION REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  4.4  MATCHING CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  4.5  ADDITIONAL MATCHING CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  4.6  EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  4.7  PAYMENT  OF  CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  4.8  ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  4.9  VOLUNTARY  PARTICIPANT  CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  4.10 TRANSFERS FROM QUALIFIED PLANS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE V   ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

  5.1  ESTABLISHMENT  OF  ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  5.2  ALLOCATION OF PAYROLL REDUCTION CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  5.3  ALLOCATION OF MATCHING CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  5.4  ALLOCATION OF ADDITIONAL MATCHING CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  5.5  ALLOCATION OF EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  5.6  ALLOCATION OF PARTICIPANT CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  5.7  ALLOCATION OF FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  5.8  ALLOCATION OF EARNINGS OR LOSSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  5.9  INVESTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE VI  LIMITATIONS ON CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

  6.1  OVERALL LIMITATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  6.2  COMPENSATION LIMITATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  6.3  DEDUCTIBILITY  LIMITATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  6.4  DOLLAR  LIMITATION  ON  ELECTIVE  DEFERRALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

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
ARTICLE VII   NONDISCRIMINATION LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

  7.1  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  7.2  ADP LIMITATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  7.3  ACP LIMITATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  7.4  SPECIAL DESIGNATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  7.5  SPECIAL ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE VIII  DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

  8.1  RETIREMENT BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  8.2  DISABILITY BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  8.3  DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  8.4  TERMINATION OF EMPLOYMENT AND VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  8.5  FORM OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  8.6  TIME OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  8.7  LOCATION OF RECIPIENT UNKNOWN, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  8.8  LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  8.9  WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE IX  TOP-HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

  9.1  TOP-HEAVY DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  9.2  SPECIAL TOP-HEAVY RULES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  9.3  ADJUSTMENTS  IN  THE  OVERALL  LIMITATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE X   TRUST AND TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

ARTICLE XI  ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

  11.1 POWERS AND RESPONSIBILITIES OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  11.2 ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE   AUTHORITY.  . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  11.3 POWERS  AND  RESPONSIBILITIES  OF  THE ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  11.4 DUTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  11.5 RECORDS AND REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  11.6 APPOINTMENT OF ADVISORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  11.7 INFORMATION FROM EMPLOYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  11.8 PAYMENT OF EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  11.9 MAJORITY ACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46




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
ARTICLE XII   CLAIM PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

  12.1 CLAIM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  12.2 CLAIM DECISION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  12.3 REQUEST FOR REVIEW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  12.4 REVIEW ON APPEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE XIII  AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

  13.1 AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  13.2 TERMINATION; DISCONTINUANCE OF CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE XIV   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

  14.1 PARTICIPANTS' RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  14.2 SPENDTHRIFT CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  14.3 DELEGATION OF AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  14.4 DISTRIBUTION TO MINORS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  14.5 CONSTRUCTION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  14.6 GENDER AND NUMBER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  14.7 SEPARABILITY OF PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  14.8 MISTAKE, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  14.9 DIVERSION OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  14.10  SERVICE OF PROCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  14.11  MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  14.12  QUALIFIED  DOMESTIC  RELATIONS  ORDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  14.13  CERTAIN  QUALIFICATION  REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  14.14  WRITTEN EXPLANATION OF ROLLOVER TREATMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE XV  DIRECT ROLLOVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

  15.1 ELECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
  15.2 DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51





                                      (iv)

           SERVICE AMERICA SYSTEMS, INC. RETIREMENT AND SAVINGS PLAN

                                    PREAMBLE

1. Adoption of Plan by Amira Services, Inc.
   ---------------------------------------
  Effective June 1, 1980, Sam and Bea Amira Services, Inc., now known as Amira Services, Inc. ("Amira"), established a qualified Profit Sharing Plan and a qualified Money Purchase Pension Plan and a related Trust Agreement to hold the combined assets of both plans. Both Plans have been amended from time to time since the original effective date. The board of directors of Amira on December 1, 1994, (a) amended and restated the Profit Sharing Plan and related Trust Agreement effective January 1, 1989 by adopting the Service America Systems, Inc. (formerly known as Convenient Home Services, Inc.) Retirement and Savings Plan (this "Plan") and (b) merged the Money Purchase Pension Plan into this Plan effective January 1, 1994 in compliance with Section 414(l) of the Code. This Plan provides that all forfeitures shall be allocated among Participants and therefore cannot be used to reduce Employer Contributions. Therefore, the merger of Amira's Money Purchase Pension Plan into this Plan shall not create a potential reversion to the Employer.

2. Adoption of Plan by Encore Service Systems, Inc.
   -----------------------------------------------
  On July 16, 1993, Convenient Home Services, Inc. (now known as Service America Systems, Inc.) acquired Encore Service Systems, Inc. ("Encore").
Prior to July 16, 1993, Encore maintained as an adopting employer a plan maintained by an affiliate corporation, The ARA Services, Inc. Retirement and Savings Plan ("ARA Plan"). As a result of its acquisition on July 16, 1993, Encore, through its board of directors, discontinued its participation as an adopting employer of the ARA Plan and, effective September 1, 1989, adopted this Plan and related Trust. The assets of the ARA Plan attributable to Encore's participation therein have been transferred to this Plan in compliance with Section 414(l) of the Code. Service with Encore prior to July 16, 1993 shall be counted hereunder for purposes of eligibility and vesting.

3. Adoption of Plan by Service America Systems, Inc.
   ------------------------------------------------
  The board of directors of Service America Systems, Inc. (formerly known as Convenient Home Services, Inc.) adopted this Plan and related Trust effective January 1, 1994.

4. Adoption of Plan by Encore Maintenance and Management, Inc.
   ----------------------------------------------------------
  Encore Maintenance and Management, Inc. was incorporated on July 22, 1993. Prior to such incorporation, this entity was operated as a division of Encore. Effective July 22, 1993, the board of directors of Encore Maintenance and Management, Inc. adopted this Plan. All employees of Encore's Maintenance and Management division who were Participants in this Plan immediately prior to July 22, 1993 shall continue as Participants and all service with Encore's Maintenance and Management division shall be counted hereunder for eligibility and vesting.

  Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his accounts under this Plan on and after the applicable effective date shall not be less than his vested interest in his accounts on the day immediately preceding such effective date. In addition to the provisions otherwise set forth in this Plan, the provisions in effect under the Amira Profit Sharing Plan and Money Purchase Pension Plan and the ARA Plan prior to this amendment and restatement, as set forth in Addendum A to the Plan, shall continue in effect as if otherwise set forth in the Plan in the manner and for the periods set forth in Addendum A.

           SERVICE AMERICA SYSTEMS, INC. RETIREMENT AND SAVINGS PLAN


  The Plan created in accordance with the terms hereof shall be known as the "Service America Systems, Inc. Retirement and Savings Plan" and is intended to qualify as a profit-sharing plan with a cash or deferred arrangement under Code
Section 401 and the Regulations thereunder.


                                   ARTICLE I

                                  DEFINITIONS

  1.1 "ACCOUNTS" means the bookkeeping accounts established and maintained for each Participant under the Plan.

  1.2 "ADDITIONAL MATCHING CONTRIBUTION" means the amount contributed by the Employer in accordance with Section 4.5.

  1.3 "ADDITIONAL PAYROLL REDUCTION CONTRIBUTION" means the amount contributed by the Employer on behalf of a Participant pursuant to Section 4.2.

  1.4 "ADJUSTMENT FACTOR" means the cost of living adjustment factor prescribed under Code Section 415(d), as applied to such items and in such manner as the Secretary of the Treasury shall provide.

  1.5 "ADMINISTRATOR" means the Company or such other appointee designated by the Company to serve as the administrator of the Plan.

  1.6  "ANNIVERSARY DATE" means the last day of the Plan Year.

  1.7 "BASIC PAYROLL REDUCTION CONTRIBUTION" means the amount contributed by the Employer on behalf of a Participant pursuant to Section 4.1.

  1.8 "BENEFICIARY" means the person or persons to whom a death benefit is payable with respect to a deceased Participant under Section 8.3.

  1.9  "BOARD" means the board of directors of the Company.

  1.10 "BREAK IN SERVICE" means any Twelve (12) consecutive month Severance Period.

  Solely for purposes of determining whether a Break in Service has occurred, if a person is absent from work for any period that begins during a Plan Year beginning after December 31, 1984:

     (a)  by reason of pregnancy of the individual,

     (b)  by reason of the birth of a child of the individual,

     (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

     (d) for purposes of caring for such child for a period beginning immediately following such birth or placement,

  and if such person's absence extends beyond the first anniversary of the first day of such absence, then such person's Severance Date shall be deemed to be the second anniversary of the first day of such absence (the period between such first and second anniversaries shall be neither a Period of Service nor a Period of Severance). Notwithstanding the foregoing, this paragraph shall not apply unless the person timely furnishes the Administrator with such information as it may reasonably require to establish that the absence from work is for the reasons described herein and the number of days of such absence.

  1.11 "CODE" means the Internal Revenue Code of 1986, as amended.

  1.12 "COMPANY" means Service America Systems, Inc.

  1.13 "COMPENSATION" means, except as otherwise provided by this Section, the total amount received by an Employee from the Employer during a Plan Year that is considered "wages" as defined in Code Section 3401(a) for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration to be included in such wages based on the nature or location of the employment or the services performed. Notwithstanding the foregoing, for Plan Years beginning before January 1, 1991, Compensation shall be determined under the provisions of the Plan as in effect immediately before the adoption of this Plan. The Compensation taken into account for any Plan Year shall not exceed the limitation set forth in Section 6.2.

  1.14 "CONTROLLED GROUP" means the Company and all other entities required to be aggregated with the Company under Code Section 414(b), (c), (m) or (o). For purposes of Section 6.1, in determining which entities shall be aggregated under Code Section 414(b) or (c), the modifications made by Code Section 415(h) shall be applied.

  1.15 "DAYS OF SERVICE" means the total number of days in a person's Service Periods, whether or not such periods were completed consecutively. Days of Service shall also include the number of days in any Severance Period in which:

     (a) The Employee severs from service by reason of quit, discharge or retirement and immediately prior to such quit, discharge or retirement was not absent from service, but only if the Employee performs an Hour of Service within Twelve (12) months after the date of such severance; or

     (b) Notwithstanding (a), above, the Employee severs from service by reason of quit, discharge or retirement during an absence from service of Twelve (12) months or less for any reason other than a quit, discharge or retirement, but only if the Employee performs an Hour of Service within Twelve (12) months of the date on which the Employee was first absent from service.

  No day shall be counted more than once in determining Days of Service.

  Notwithstanding the foregoing, a person's Days of Service shall not include any Days of Service earned prior to a Break in Service if the person had no nonforfeitable right to an accrued benefit derived from Employer contributions under the Plan at the time the Break in Service occurred and either: (a) had terminated employment before the first day of the first Plan Year beginning after December 31, 1984, and as of such day, the number of days in the person's Severance Period equals or exceeds his Days of Service, whether or not consecutive, completed before such Severance Period; or (b) the number of days in the person's Severance Period equals or exceeds the greater of (i) Five (5) years or (ii) his Days of Service, whether or not consecutive, completed before such Severance Period. In computing the aggregate number of Days of Service prior to such Break in Service, Days of Service which could be disregarded under the preceding sentence by reason of a prior Break in Service shall be disregarded.

  1.16 "EFFECTIVE DATE" means (a) January 1, 1989 with respect to Amira's adoption of this Plan, (b) September 1, 1989 with respect to Encore's adoption of this Plan, (c) January 1, 1994 with respect to the adoption of this Plan by the Company and (d) July 22, 1993 with respect to the adoption of this Plan by Encore Maintenance and Management, Inc. The provisions of this Plan shall be effective on such dates, except as expressly provided otherwise herein.

  1.17 "EMPLOYEE" means any individual employed by the Employer as an employee and any Leased Employee performing services for the Employer, excluding: (a) those individuals employed as class 4 and 5 employees at (i) Encore's Management and Maintenance Division (as in existence prior to July 22, 1993) or
(ii) Encore Maintenance and Management, Inc. (as in existence on and after July 22, 1993) and (b) any member of a collective bargaining unit for whom either:

   (i) a separate retirement plan has been established or is contributed to pursuant to collective bargaining negotiations; or

   (ii) no such separate plan has been established or is contributed to after collective bargaining which has included discussion of retirement benefits, unless such collective bargaining provided for coverage under this Plan.

  1.18 "EMPLOYER" means the Company and each other member of the Controlled Group which, with the consent of the Company, has adopted the Plan.

  1.19 "EMPLOYER CONTRIBUTION" means the amount contributed by the Employer in accordance with Sections 4.4, 4.5 and 4.6.

  1.20 "ENTRY DATE" means the first day of each calendar quarter.

  1.21 "FIVE PERCENT OWNER" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than Five Percent (5%) of the outstanding stock of any corporation in the Controlled Group or stock possessing more than Five Percent (5%) of the total combined voting power of all stock of any corporation in the Controlled Group or who owns more than Five Percent (5%) of the capital or profits interest of any unincorporated entity in the Controlled Group.

  1.22 "HOUR OF SERVICE" means an hour for which a person is directly or indirectly paid, or entitled to payment, by a Controlled Group member for the performance of duties. In the event that a predecessor employer (within the meaning of Code Section 414(a)) maintained this Plan, the foregoing rule shall be applied as if a person's service for the predecessor were service for the Employer. Hours of Service shall be credited to a Leased Employee by taking into account all services for Controlled Group members, but only to the extent such services are described in both paragraph (A) and paragraph (C) of Code
Section 414(n)(2).

  1.23 "INVESTMENT FUND" means each investment fund made available by or through the Administrator into which Plan assets are invested in accordance with Section 5.9.

  1.24 "LEASED EMPLOYEE" means any individual who is not an employee of a Controlled Group member, but only if the individual provides services to a recipient that is a Controlled Group member, pursuant to an agreement between the recipient and any other person, on a substantially full- time basis for at least One (1) year (taking into account services for Controlled Group members and Related Entities) and such services are of a type which are historically performed by employees in the business field of the recipient; provided, however, that such individual shall not be treated as a Leased Employee if:
(a) the total number of individuals who would otherwise be considered Leased Employees does not constitute more than Twenty Percent (20%) of the non-highly compensated work force of the Controlled Group; and (b) such individual is covered by a money purchase pension plan maintained by the leasing organization which provides (i) a nonintegrated employer contribution for each participant of at least Ten Percent (10%) of compensation, (ii) full and immediate vesting and (iii) immediate participation for all employees of the leasing organization (disregarding employees who perform substantially all of their services for the leasing organization and employees whose annual compensation from the leasing organization during the current plan year and each of the Three (3) prior plan years is less than One Thousand Dollars ($1,000)). For purposes of the preceding sentence, the term Related Entity shall mean the entities or persons required to be aggregated with a Controlled Group member under Code Section 144(a)(3). The foregoing provisions of this Section shall be construed in accordance with Code Section 414(n) and the Regulations thereunder and the term Leased Employee shall include individuals required to be treated as such under Code

Section 414(o) and the Regulations thereunder. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

 1.25 "MATCHING CONTRIBUTION" means the amount contributed by the Employer in accordance with Sections 4.4 and 4.5.

  1.26 "NORMAL RETIREMENT DATE" means the date the Participant attains age Sixty-Five (65).

  1.27 "PARTICIPANT" means any person who is eligible to participate in the Plan under Article II.

  1.28 "PARTICIPANT CONTRIBUTION" means the amount contributed by a Participant on a voluntary after-tax basis in accordance with Section 4.9.

  1.29 "PAYROLL REDUCTION CONTRIBUTION" means the amount contributed by the Employer on behalf of a Participant pursuant to Sections 4.1 and 4.2.

  1.30 "PLAN YEAR" means the calendar year; provided, however, that with respect to Encore's participation in the Plan, for Plan Years beginning prior to January 1, 1994, the Plan Year shall be the 12 month period beginning October 1 and ending September 30 with a short Plan Year commencing October 1, 1993 and ending December 31, 1993.

  1.31 "QUALIFIED PLAN" means any plan of a Controlled Group member qualified under Code Section 401. For purposes of Article IX only, the term "Qualified Plan" shall also include a simplified employee pension (as described in Code
Section 408(k)) contributed to by a Controlled Group member.

  1.32 "REGULATIONS" means final Treasury Regulations, as modified by subsequent Treasury Department or Internal Revenue Service pronouncements upon which taxpayers may rely.

  1.33 "SERVICE PERIOD" means the period of time commencing on the date on which a person performs an Hour of Service and ending on the person's Severance Date.

  1.34 "SEVERANCE DATE" means the date on which the earliest of the following occurs:

     (a)  A person quits, retires, is discharged or dies; or

     (b) The First (1st) anniversary of the first date of a period in which the person remains absent from service (with or without pay) for any reason other than quit, retirement, discharge or death.

  1.35 "SEVERANCE PERIOD" means the period of time commencing on the day after a person's Severance Date and ending on the day before the person next performs an Hour of Service.

  1.36 "TOTAL AND PERMANENT DISABILITY" means a medically determinable physical or mental impairment of a Participant which renders him incapable of performing his normal duties for the Employer and which can be expected to result in death or to be of long, continued and indefinite duration. The disability of a Participant shall be determined with the advice of a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants, and shall be conclusive and binding upon the Participant, the Company, the Administrator and the Trustee.

  1.37 "TRUST" means the trust created pursuant to Article X to hold the assets of the Plan.

  1.38 "TRUSTEE" means the person(s), entity or any successor(s) appointed pursuant to Article X.

  1.39 "VALUATION DATE" means the last day of each month, and such other date or dates as the Administrator shall determine.

  1.40 "YEAR OF SERVICE" means the years (and fractions thereof) of a person's period of "service" on the day before the Effective Date determined under the Plan as in effect on such day plus One (1) additional year for each Three Hundred and Sixty-five (365) Days of Service completed after such day. A person's Years of Service prior to a Break in Service shall be disregarded for all purposes of the Plan unless and until he completes at least One (1) Year of Service after such Break in Service.


                                   ARTICLE II

                                  ELIGIBILITY

  2.1 ELIGIBILITY REQUIREMENTS. Each person who was a Participant on the day before the Effective Date shall continue to be a Participant on the Effective Date. On and after the Effective Date, each person who is an Employee shall become a Participant hereunder on the Entry Date next following the date as of which the Employee has completed at least One (1) Year of Service. If a person is not an Employee when he satisfies the foregoing requirements, he shall not become a Participant until he becomes an Employee.

  2.2 REEMPLOYMENT. A former Participant who is reemployed with a Controlled Group member shall become a Participant on the date he is reemployed as an Employee.

  2.3 FORMER PARTICIPANTS. A person shall cease to be a Participant and shall become a former Participant when he is no longer an Employee and has no vested Account balance under the Plan.

                                  ARTICLE III

                            LEAVES OF ABSENCE, ETC.

  3.1 LEAVES OF ABSENCE. An Employee on an Employer-approved leave of absence for which Hours of Service are not otherwise credited shall for all purposes of the Plan be considered as having continued in the employment of the Employer for the period (not to exceed Two (2) years) of such leave, provided that the Employee returns to active employment with the Employer before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, nondiscriminatory basis in similar fact situations.

  So long as the Vietnam Era Veterans Readjustment Act of 1974 or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as defined therein, an Employee who leaves the employment of an Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of the Plan, be considered as having been in the employment of the Employer with the time of his service in the military credited to his service; provided that upon such Employee being discharged from the military service of the United States he applies for reemployment with the Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, reemployment rights, as provided by the Vietnam Era Veterans Readjustment Act of 1974, or any similar law from time to time in force.

  3.2 TRANSFERS. In the event that a Participant is transferred to employment with a Controlled Group member which has not adopted the Plan or to employment with the Employer in a status other than as an Employee or in the event that a person is transferred from employment with a Controlled Group member which has not adopted the Plan or from other employment with the Employer in a status other than an Employee to employment with the Employer under circumstances making such person an Employee, then the following provisions shall apply:

   (a) Transfers to employment (i) with a Controlled Group member which has not adopted the Plan or (ii) with the Employer not as an Employee shall not be considered termination of employment with the Employer, and the terms of the Plan shall apply to such transferred Participant, as modified by this Section;

   (b) Any employment with a Controlled Group member which has not adopted the Plan or with the Employer not as an Employee shall be deemed to be employment with the Employer;

   (c) No amounts earned from a Controlled Group member at a time when it has not adopted the Plan or from the Employer other than as an Employee shall constitute Compensation hereunder;

   (d) Termination of employment with a Controlled Group member which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with another Controlled Group member) shall be considered as termination of employment with the Employer; and

   (e) All other terms and provisions of the Plan shall fully apply to such person and to any benefits to which he may be entitled hereunder.


                                   ARTICLE IV

                                 CONTRIBUTIONS

  4.1 BASIC PAYROLL REDUCTION CONTRIBUTIONS. A Participant may elect (in increments acceptable to the Administrator) to have up to Six Percent (6%) of his Compensation contributed to the Plan by the Employer as a Basic Payroll Reduction Contribution. Subject to the limitations described in Articles VI and VII, the Basic Payroll Reduction Contributions elected by a Participant shall be deducted from the Participant's pay and paid by the Employer to the Trustee.

  4.2 ADDITIONAL PAYROLL REDUCTION CONTRIBUTIONS. A Participant who has elected to have the maximum amount of his Compensation contributed to the Plan as a Basic Payroll Reduction Contribution under Section 4.1 may elect (in increments acceptable to the Administrator) to have up to an additional amount of his Compensation contributed to the Plan by the Employer as an Additional Payroll Reduction Contribution; provided, that the total Payroll Reduction Contributions (both Additional and Basic) shall not exceed Fifteen Percent (15%) of his Compensation. Subject to the limitations described in Articles VI and VII, the Additional Payroll Reduction Contributions elected by a Participant shall be deducted from the Participant's pay and paid by the Employer to the Trustee.


  4.3 ELECTION REQUIREMENTS. A Participant's election under this Article shall be effective only if the Participant completes a form provided by the Administrator and files such form with the Employer. Except as may be otherwise permitted by the Administrator in a uniform and nondiscriminatory manner: (a) a Participant's initial election must be filed with the Employer at least Fifteen (15) days before the first day of the payroll period in which the election is to take effect and shall remain in effect until changed or suspended by the Participant in accordance with this Section; and (b) the first day of any calendar quarter, a Participant may elect to suspend, change or resume his Payroll Reduction Contributions by providing written notice to the Employer on a form provided by the Administrator, not less than Fifteen (15) days before the first day of the payroll period in which the election is to take effect.

  4.4 MATCHING CONTRIBUTIONS. The Employer shall make a Matching Contribution as of the last day of each calendar quarter in an amount equal to Twenty-Five Percent (25%) of the Basic Payroll Reduction Contribution made for each Participant who is an "eligible Participant" within the meaning of Section 5.3; provided, however, that effective for Plan Years beginning on and after January 1, 1995, the board of directors of Encore

Maintenance and Management, Inc. shall determine, in its sole discretion, the amount of the Matching Contribution, if any, for its Employees who participate in the Plan.

  4.5 ADDITIONAL MATCHING CONTRIBUTIONS. The Employer may contribute Additional Matching Contributions for any individual Participant who is an "eligible Participant" within the meaning of Section 5.3 for any Plan Year in an amount equal to a percentage, determined by the Employer, in its discretion, of the Basic Payroll Reduction Contribution made for such Participant.

  4.6 EMPLOYER CONTRIBUTIONS. The Employer may make an Employer Contribution for any Plan Year in an amount determined by the Board in its sole discretion.

  4.7 PAYMENT OF CONTRIBUTIONS. Payroll Reduction Contributions shall be paid to the Trustee by the Employer as soon as is administratively practicable, but not later than Ninety (90) days following the date the amount would have been paid to the Participant if the Participant had not made an election under such Section. Other Employer Contributions for a Plan Year shall be paid to the Trustee by the Employer not later than the time prescribed by law for filing the Employer's federal income tax return for the taxable year of the Employer with or within which such Plan Year ends.

  4.8 ROLLOVER CONTRIBUTIONS. The Company may direct the Trustee to accept from an Employee any cash or other assets the receipt of which would constitute a rollover contribution (as defined in Code Section 408(d)(3)(A)(ii)), or an eligible rollover distribution (as defined in Code Section 402(c)(4) which is excludable from income under Code Section 402(c)(1). Such amounts shall at all times be fully vested, and shall be kept as a separate Participant Contribution Account. Unless accepted on a Valuation Date, the assets of such account will be segregated from the other assets of the Plan until the Valuation Date next following the date they are accepted, and thereafter will share in the allocation of earnings and losses under Article V. Such amounts shall not be considered as a contribution by a Participant for purposes of Section 6.1.

  4.9 VOLUNTARY PARTICIPANT CONTRIBUTIONS. No voluntary after-tax Participant contributions shall be permitted to be made to the Plan after December 31, 1983.

  4.10 TRANSFERS FROM QUALIFIED PLANS.
       ------------------------------
   (a) With the consent of the Administrator, amounts may be transferred from other Qualified Plans, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the qualified status of the Plan or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate subaccount of the Participant's Participant Contribution Account (referred to as the "Transfer Account") which shall be fully vested at all times and shall not be subject to forfeiture for any reason.

   (b) The Administrator may direct that Employee transfers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust fund, to be determined by the Administrator.

   (c) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

   (d) The Administrator may refuse to accept a transfer for any reason. If a transfer would jeopardize to qualified status of the Plan for any reason (including the complexities that may result by reason of Code Section 401(a)(4), 401(a)(11), 401(k), 411(d)(6) and/or 417) the Administrator shall refuse the transfer unless the Plan can be and is amended to retain such qualified status after the transfer.


                                   ARTICLE V

                                  ALLOCATIONS

  5.1 ESTABLISHMENT OF ACCOUNTS. The Administrator shall establish and maintain for each Participant, a Payroll Reduction Account, a Participant Contribution Account, an Employer Contribution Account and a Special Account. All Payroll Reduction Contributions made pursuant to an election made by a Participant shall be credited to his Payroll Reduction Account. All rollover contributions with respect to a Participant under Article IV and any voluntary after-tax contributions made to the Plan by a Participant (at a time when such contributions were permitted under the Plan) shall be credited to separate subaccounts of his Participant Contribution Account. A Participant's Employer Contribution Account shall consist of all Employer Contributions made on behalf of a Participant (a) under The ARA Services, Inc. Retirement Savings Plan prior to the applicable Effective Date, (b) under the Amira Services, Inc. Profit Sharing Plan prior to the applicable Effective Date, (c) under the Amira Services, Inc. Pension Plan through December 31, 1993 (which is merged into this Plan effective January 1, 1994) and (d) pursuant to Sections 4.4, 4.5 and
4.6 (provided, however, that such contributions shall be credited to the Participant's Special Account instead of his Employer Contribution Account to the extent that a special designation is made with respect to the contribution pursuant to Section 7.4 or to the extent otherwise determined by the Company).

  5.2 ALLOCATION OF PAYROLL REDUCTION CONTRIBUTIONS. As of each Valuation Date, the Administrator shall allocate all Payroll Reduction Contributions made on behalf of a Participant since the preceding Valuation Date to the Participant's Payroll Reduction Account.

  5.3 ALLOCATION OF MATCHING CONTRIBUTIONS. As of the last day of each calendar quarter, the Administrator shall allocate all Matching Contributions made pursuant to Section 4.4 as of the last day of the preceding calendar quarter to the Employer Contribution Account or Special Account, as the case may be, of each eligible Participant. The allocable share of each such Participant shall be an amount equal to Twenty- Five Percent (25%) of the applicable Basic Payroll Reduction Contribution made for such Participant. For purposes of this Section, the term "eligible Participant" means a Participant who is an Employee on the last day of the calendar quarter as of which the allocation is to be made with a Payroll Reduction Contribution election in effect on such date or who is designated as an eligible Participant for the valuation period pursuant to Section 14.13.

  5.4 ALLOCATION OF ADDITIONAL MATCHING CONTRIBUTIONS. As of each Anniversary Date, the Administrator shall allocate all Additional Matching Contributions made pursuant to Section 4.5 since the preceding Anniversary Date to the Employer Contribution Account or Special Account, as the case may be, of each Participant entitled to share in such Additional Matching Contributions. The allocable share of each such Participant shall be an amount equal to the percentage determined by the Employer as provided in Section 4.5 of the applicable Basic Payroll Reduction Contribution made for such Participant. Notwithstanding the foregoing, the Company, in its discretion, may designate that the term "eligible Participant" (for a given Plan Year) shall be further limited to "Non-Highly Compensated Participants" (as defined in Article VII) who met the requirements described in the preceding sentence.

  5.5 ALLOCATION OF EMPLOYER CONTRIBUTIONS. As of each Anniversary Date, the Administrator shall allocate all Employer Contributions to the Employer Contribution Account of each eligible Participant. For purposes of this Section, the term "eligible Participant" means each Participant who is an Employee on the Anniversary Date as of which the allocation is to be made or who is designated as an eligible Participant for the Plan Year pursuant to
Section 14.13.

  Notwithstanding the foregoing, the Company may, in its discretion, designate with respect to some or all of the Employer Contribution for a given Plan Year, that the term "eligible Participant" shall be further limited to "Non-Highly Compensated Participants" (as defined in Article VII) who met the requirements described in the preceding sentence. Except as provided otherwise in Section 7.5, Employer Contributions (including any forfeitures treated as Employer Contributions under the Plan) shall be allocated to the Participants described in the preceding sentence in the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year. If the Plan is part of a "Top-Heavy Group" (under Article IX) for a Plan Year, a special contribution and allocation may be required for such Plan Year pursuant to Section 9.2.

  5.6 ALLOCATION OF PARTICIPANT CONTRIBUTIONS. As of each Valuation Date, all Participant Contributions made by a Participant since the preceding Valuation Date shall be allocated to his Participant Contribution Account.

  5.7 ALLOCATION OF FORFEITURES. As of each Anniversary Date, any forfeitures occurring under Section 8.4 since the preceding Anniversary Date (excluding any unallocated forfeitures used to restore prior forfeitures) shall be treated as Employer contributions and shall be allocated as such under Section 5.5.

  5.8 ALLOCATION OF EARNINGS OR LOSSES. As of each Valuation Date, net appreciation or net depreciation in the fair market value of Plan assets since the preceding Valuation Date shall be determined and allocated to the Accounts of each Participant. The determination of such net appreciation or net depreciation shall take into account appropriate adjustments for contributions, loan payments and transfers to and distributions, withdrawals, loans and transfers from such Plan assets during the valuation period. The allocation shall be made by dividing the fair market value of each Investment Fund as of the prior Valuation Date into the portion of the value of each Account invested in such Investment Fund as of such date (taking into account for such purposes amounts distributed, withdrawn, loaned, transferred or otherwise removed or segregated on or after such date) and multiplying the quotient by the total appreciation or depreciation in such Investment Fund to be allocated so as to determine the share of each such Account. Solely for purposes of making allocations under the preceding sentence, the value of each Participant's Payroll Reduction Account as of the prior Valuation Date shall be deemed to include One-Half (1/2) the amount of Payroll Reduction Contributions made for the Participant during the period commencing on the day after such prior Valuation Date and ending on the current Valuation Date, and aggregate fair market value of the Trust as of the prior Valuation Date shall be deemed to include One-Half (1/2) of the aggregate of such Payroll Reduction Contributions.

  5.9  INVESTMENTS.
       -----------
  Subject to procedures, conditions and limitations prescribed by the
Administrator:

   (a) PARTICIPANT INVESTMENT DIRECTION. Each Participant may designate on a form made available by the Administrator the portions (in increments acceptable to the Administrator) of the amounts to be credited to his Accounts which are to be invested among the Investment Funds. Any such designation shall remain in effect until changed by the Participant pursuant to Subsection (b) below. The Accounts of a Participant who fails to make a designation shall be invested in the Investment Fund selected by the Administrator for this purpose.

   (b) CHANGES IN INVESTMENT DIRECTION. As of the first day of any calendar quarter, a Participant may elect to change his designated Investment Fund percentages under Subsection (a) above for contributions previously credited and to be subsequently credited to the Accounts. Such changes shall be subject to the requirement of Fifteen (15) days advance notice in writing of the election to so change.

                                   ARTICLE VI

                          LIMITATIONS ON CONTRIBUTIONS

  6.1 OVERALL LIMITATION. Notwithstanding any other Section of the Plan to the contrary, the Annual Addition to an Employee's Accounts for a Plan Year (which shall be the Plan's "limitation year") commencing on or after January 1, 1987 shall not exceed the lesser of:

    - DOLLAR LIMIT. The greater of Thirty Thousand Dollars ($30,000) or Twenty-Five Percent (25%) of the defined benefit dollar limitation set forth in Code Section 415(b) as in effect for such Plan Year; or

    - PERCENTAGE LIMIT. Twenty-Five Percent (25%) of the Employee's Section 415 Compensation for such Plan Year.

All Qualified Plans, terminated or not, shall be considered as one plan for purposes of these limitations.

  Notwithstanding the foregoing, the otherwise permissible allocations for any Participant under this Plan may be reduced to the extent necessary, as determined by the Administrator, to prevent disqualification of the Plan under Code Section 415 which imposes the following additional limitations of the benefits payable to Participants who also may be participating in another Qualified Plan. If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by a Controlled Group member, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0.

  If a Participant's Annual Addition for a Plan Year exceeds the maximum amount permitted under the foregoing rules as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation or under the limited facts and circumstances which the Commissioner of the Internal Revenue Service finds (by Regulation or otherwise) justify the elimination of an excess Annual Addition, and if a corresponding adjustment is not made in any other Qualified Plan, then the Participant's Annual Addition for the Plan Year shall be reduced to the extent necessary in the following manner and order:

   -   Payroll Reduction Contributions shall be returned to the Participant.

   - Employer contributions (beginning with any matching contributions made in connection with returned Payroll Reduction Contributions) under Article IV shall be reallocated to other Participants in the same manner as Employer Contributions are allocated under Article V.

   - Employer contributions which cannot be reallocated under the above steps shall be used to reduce Employer Contributions in the next Plan Year and in succeeding Plan Years, as necessary.

  For purposes of this Section and where specifically referenced in the Plan, the following additional definitions shall apply:

   (a) "ANNUAL ADDITION" means, for any Plan Year, the sum of the following with respect to any Qualified Plan for such Plan Year:

     (i) The Employee's allocable share of contributions from Controlled Group members;

     (ii) The Employee's contributions;

     (iii)  Forfeitures allocated to the Employee's Accounts;

     (iv) Contributions allocated to the Employee's individual medical account, as defined in Code Section 415(l)(2), under a defined benefit plan sponsored by a Controlled Group member; and

     (v) Any amounts contributed for post-retirement medical benefits or life insurance benefits to an account established for the Employee under Code
   Section 419A(d)(1);

  provided, however, that: (a) the Annual Addition for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all employee contributions as Annual Additions; and (b) any amount treated as an Annual Addition under clause (iv) or (v) above shall be disregarded in applying the Percentage Limit of the first sentence of this Section 6.1.

   (b) "DEFINED BENEFIT FRACTION" shall mean a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by Controlled Group members, and the denominator of which is the lesser of One Hundred Twenty-Five Percent (125%) of the dollar limitation determined for the limitation year under Code Sections 415(b) and (d) or One Hundred Forty Percent (140%) of the average Section 415 Compensation (as determined pursuant to Code Section 415(b)(3)), including any adjustments under Code
  Section 415(b). Notwithstanding the above, if the Participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by Controlled Group members which were in existence on May 6, 1986, the denominator of this fraction will not be less than the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in terms and conditions of such plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all limitation years beginning before January 1, 1987.

   (c) "DEFINED CONTRIBUTION FRACTION" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all defined contribution plans (whether or not terminated) maintained by a Controlled Group member for the current and all prior limitation years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by a Controlled Group member, and Annual Additions attributable to all welfare benefit funds, as defined in Code Section 419(e) and individual medical accounts, as defined in Code Section 415(1)(2), maintained by a Controlled Group member), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with a member of the Controlled Group (regardless of whether a defined contribution plan was maintained by such member). The maximum aggregate amount in any limitation year is the lesser of One Hundred Twenty-Five Percent (125%) of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code section 415(c)(1)(A) or Thirty-Five Percent (35%) of the Participant's Section 415 Compensation for such year. If the Employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by a Controlled Group member which were in existence on May 6, 1986, the numerator of the Defined Contribution Fraction will be adjusted if the sum of such fraction and the Defined Benefit Fraction would otherwise exceed One (1) under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over One (1) times (ii) the denominator of the Defined Contribution Fraction, will be permanently subtracted from the numerator of the Defined Contribution Fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of such plans made after May 5, 1986, but using the Code
  Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

   (d) "SECTION 415 COMPENSATION" means the Participant's compensation received from all members of the Controlled Group during the Plan Year as determined under Code Section 415 and the Regulations thereunder, determined without regard to Section 6.2.

  6.2  COMPENSATION LIMITATION.

   (a) For Plan Years commencing after December 31, 1988, a Participant's Compensation during any Plan Year in excess of Two Hundred Thousand Dollars ($200,000) (as adjusted by the Secretary of the Treasury using the Adjustment Factor) shall be disregarded.

   (b) Except as may be provided otherwise by Regulations, the Compensation limitation described in Subsection (a), above, shall be applied by aggregating the Compensation of all Participants in an Immediate Family and by treating members of such Immediate Family as a single Participant. For purposes of this Subsection (b):

     (i) an "Immediate Family" for a Plan Year shall be a group of Participants that consists of a Key Family Member, the Key Family Member's spouse and the Key Family Member's lineal descendants who have not attained age Nineteen (19) before the close of the Plan Year; and

     (ii) a person shall be a "Key Family Member" for a Plan Year only if the person both is a "highly compensated employee" (within the meaning of Code
   Section 414(q)) for such Plan Year and, during such Plan Year or the immediately preceding Plan Year, is either: a Five Percent Owner; or in the group consisting of the Ten (10) most highly compensated employees ranked on the basis of "compensation" (within the meaning of Code Section 414(q)(7)) paid by Controlled Group members. In the event that an Immediate Family's Compensation is limited by this Subsection (b), the amount of Compensation taken into account for each Participant who is a member of the Immediate Family shall, except as may be provided by Regulations, be determined by multiplying the Participant's total Compensation (determined without regard to this Section) for the Plan Year by a fraction, the numerator of which is the dollar limitation described in Subsection (a), above, for the Plan Year and the denominator of which is the total Compensation (determined without regard to this Section) of all Participants in the Immediate Family for the Plan Year.

  6.3 DEDUCTIBILITY LIMITATION. The total amount contributed to the Plan by the Employer for any taxable year of the Employer shall not exceed the greater of: (a) Fifteen Percent (15%) of the total Compensation of all Participants for such taxable year; and (b) the maximum amount deductible under Code Section 404 with respect to contributions made on account of such taxable year.

  6.4 DOLLAR LIMITATION ON ELECTIVE DEFERRALS. For calendar years beginning after December 31, 1986, the Elective Deferrals made on behalf of any Participant during any calendar year to this Plan or to any other plan or arrangement maintained by a Controlled Group member shall be limited so as not to exceed the Dollar Limitation in effect for such calendar year. If the Elective Deferrals of a Participant for a calendar year exceed the Dollar Limitation in effect for such year, the Participant may file a claim with the Administrator to have the Excess Deferral distributed to the Participant together with Allocable Income or Loss. In order to be effective, the claim must be submitted in writing to the Administrator no later than March 1 of the calendar year following the calendar year during which the Participant made the Excess Deferral and must specify the amount of such Excess Deferral. Notwithstanding any other provision of the Plan to the contrary, the Administrator may instruct the Trustee to distribute a Participant's Excess Deferral, together with Allocable Income or Loss, by reason of a claim submitted by a Participant in accordance with the foregoing requirements or if the Administrator otherwise determines that such Excess Deferral exists; provided, however, that no such distribution shall be made later than April 15 of the calendar year following the calendar year during which the Participant made the Excess Deferral.

  For purposes of this Section, the following additional definitions shall apply:

   (a) "ALLOCABLE INCOME OR LOSS" shall equal the amount determined by multiplying the income or loss allocable to the Participant's Payroll Reduction Account for the calendar year during which the Excess Deferral was made by a fraction, the numerator of which is the Excess Deferral and the denominator of which is the balance in the Participant's Payroll Reduction Account as of the last day of such calendar year, reduced by income or increased by losses allocable to such Account with respect to such calendar year.

   (b)   "DOLLAR LIMITATION" means the dollar limitation in effect under Code
  Section 402(g) for the calendar year (as determined by the Secretary of the Treasury using the Adjustment Factor).

   (c) "ELECTIVE DEFERRALS" means the total amount of Payroll Reduction Contributions made during a calendar year by a Participant pursuant to
  Section IV and any amounts deferred by the Participant during such calendar year under any other plan or arrangement meeting the requirement set forth in Code Sections 401(k), 408(k) or 403(b). For purposes of determining the calendar year during which Elective Deferrals are made, amounts shall be treated as made during the calendar year in which the amounts would have been included in the Participant's gross income for federal income tax purposes but for the deferral. Notwithstanding the foregoing, deferred amounts attributable to services performed in 1986 and described in Section 1105(c)(5) of the Tax Reform Act of 1986 shall not be subject to the Dollar Limitation and shall not be treated as Elective Deferrals hereunder.

   (d) "EXCESS DEFERRAL" means the amount by which the Participant's Elective Deferrals for a calendar year exceed the Dollar Limitation in effect for such year, reduced by any such amount that is distributed to the Participant or recharacterized under Section 7.2 with respect to such year.


                                  ARTICLE VII

                         NONDISCRIMINATION LIMITATIONS

  7.1 DEFINITIONS. For purposes of this Article VII and where specifically referenced in the Plan, the following additional definitions shall apply:

   (a) "ACTUAL CONTRIBUTION PERCENTAGE" or "ACP" means the average (expressed as a percentage) of the Contribution Percentages of each Participant in the specified group determined as of the end of the Plan Year.

   (b) "ACTUAL DEFERRAL PERCENTAGE" or "ADP" means the average (expressed as a percentage) of the Deferral Percentages of each Participant in the specified group determined as of the end of the Plan Year.

   (c) "CONTRIBUTION PERCENTAGE" means the ratio (expressed as a percentage) that a Participant's Qualified Contributions during a Plan Year bears to the Participant's Testing Compensation during such Plan Year. For purposes of determining the Contribution Percentage of a Participant who is a Family Group Participant, the Qualified Contributions and Testing Compensation of such Participant shall include the Qualified Contributions and Testing Compensation of Family Members of such Family Group Participant, and such Family Members shall otherwise be disregarded in determining ACPs.

   (d) "CONTROLLED GROUP EMPLOYEES" means Leased Employees and all other individuals employed by a Controlled Group member.

   (e) "DEFERRAL PERCENTAGE" means the ratio (expressed as a percentage) that a Participant's Qualified Deferrals during a Plan Year bears to the Participant's Testing Compensation during such Plan Year. For purposes of determining the Deferral Percentage of a Participant who is a Family Group Participant, the Qualified Deferrals and Testing Compensation of such Participant shall include the Qualified Deferrals and Testing Compensation of Family Members of such Family Group Participant and such Family Members shall otherwise be disregarded in determining ADPs.

   (f) "EXCESS ACP CONTRIBUTIONS" means the amount by which the Qualified Contributions of a Highly Compensated Participant for a Plan Year exceed the maximum amount permitted for such Plan Year as determined under Section 7.3.

   (g) "EXCESS ADP CONTRIBUTIONS" means the amount by which the Qualified Deferrals of a Highly Compensated Participant for a Plan Year exceed the maximum amount permitted for such Plan Year as determined under Section 7.2.

   (h) "FAMILY GROUP PARTICIPANT" means a Controlled Group Employee who is a Participant and who, during the Plan Year for which the determination of such status is made, was either: (i) a Five Percent Owner; or (ii) in the group consisting of the Ten (10) Highly Compensated Employees paid the greatest Testing Compensation during such Plan Year.

   (i) "FAMILY MEMBER" means those individuals who, on any day during the Plan Year, are members of the group consisting of the Family Group Participant's spouse, lineal ascendant and descendant, and the spouses of such lineal ascendants and descendants.

   (j) "HIGHLY COMPENSATED PARTICIPANT" means each Employee who is both a Participant and a Highly Compensated Employee with respect to the Plan Year (effective for Plan Years beginning after December 31, 1987 or such later date permitted under Regulations, such term shall include any such person who terminates employment during such Plan Year).

   (k) "HIGHLY COMPENSATED EMPLOYEE" means each Controlled Group Employee determined to be a "Highly Compensated Employee" under the following rules:

     (i) A "Highly Compensated Employee" means each Controlled Group Employee who at any time during the Plan Year in which the determination is to be made or the preceding Plan Year:

       (A)  was a Five Percent Owner;

       (B) received Testing Compensation in excess of Seventy-Five Thousand Dollars ($75,000) (or such higher amount determined using the Adjustment Factor);

       (C) received Testing Compensation in excess of Fifty Thousand Dollars ($50,000) (or such higher amount determined using the Adjustment Factor) and was among the Top-Paid Group of Employees for the Plan Year; or

       (D) was an officer of a Controlled Group member and received Testing Compensation greater than Fifty Percent (50%) of the defined benefit limitation for the Plan Year under Code Section 415(b)(1)(A).

     (ii) If any Controlled Group Employee who would otherwise be deemed to be a "Highly Compensated Employee" during the current Plan Year by reason of Subparagraph (i)(B), (C) or (D), above, was not a "Highly Compensated Employee" for the prior Plan Year, the Controlled Group Employee will not be included if (A) the employee is not among the highest paid (determined on the basis of Testing Compensation) One Hundred (100) Controlled Group Employees for the Plan Year in which determination is to be made and (B) the Company did not elect to consider such Controlled Group Employees as Highly Compensated Employees.

     (iii) For purposes of determining "Highly Compensated Employees" under Subparagraph (i)(D), above, the following rules apply:

       (A)  the number of officers shall not exceed the lesser of (I) Fifty
     (50), or (II) the greater of Three (3), or Ten Percent (10%) of the Controlled Group Employees; and

       (B) if, for a Plan Year, no officer of a member of the Controlled Group is described in Subparagraph (i)(D), above, the highest paid officer of a Controlled Group member for the Plan Year shall be treated as described in such Subparagraph.

     (iv) If a Controlled Group Employee is a Family Member, then for purposes of this Subsection (k), such Controlled Group Employee shall not be considered a Controlled Group Employee and the Testing Compensation paid to such Controlled Group Employee shall be deemed to have been paid to the Family Group Participant to which the Controlled Group Employee is so related.

     (v) An individual who is no longer employed by a Controlled Group member shall be considered a "Highly Compensated Employee" if the individual was a "Highly Compensated Employee" either (A) when the individual terminated employment with the Controlled Group member or (B) at any time after attaining age Fifty-Five (55).

     (vi) Notwithstanding the foregoing, the Administrator may elect to determine "Highly Compensated Employees" for Plan Years beginning in 1987 and 1988 under the transition rule set forth in Regulations promulgated under Code Section 414(q), provided the requirements for such transition rule are met. Further, the Administrator may elect to determine "Highly Compensated Employees" under the "simplified method" set forth in Code
   Section 414(q), provided the election requirements for such method are met.

   (l) "INCOME OR LOSS" with respect to a Highly Compensated Participant's Excess ACP Contributions or Excess ADP Contributions, as the case may be, for a Plan Year shall equal the amount determined by multiplying the income or loss allocable to the Participant's Account containing the Excess ACP Contributions or Excess ADP Contributions, as the case may be, for such Plan Year by a fraction, the numerator of which is the Excess ACP Contribution or Excess ADP Contribution, as the case may be, and the denominator of which is the balance in such Account as of the end of such Plan Year, reduced by income or increased by losses allocable to such Account with respect to such Plan Year.

   (m) "NON-HIGHLY COMPENSATED PARTICIPANT" means each Employee who is a Participant but not a Highly Compensated Employee or a Family Member with respect to the Plan Year (effective for Plan Years beginning after December 31, 1987 or such later date permitted under Regulations, such term shall include any such person who terminates employment during such Plan Year).

   (n) "TOP-PAID GROUP OF EMPLOYEES" shall mean the group consisting of the top Twenty Percent (20%) of Controlled Group Employees when ranked on the basis of Testing Compensation. The determination of the "Top-Paid Group of Employees" shall be made on the last day of the Plan Year for which the determination is to be made and Participants who terminate employment during the Plan Year shall be considered. Except to the extent that the Administrator elects to the contrary as described below, the following Controlled Group Employees shall not be considered in determining the number of Controlled Group Employees in the "Top-Paid Group of Employees":

     (i) Controlled Group Employees who have not completed Six (6) months of service with a Controlled Group member;

     (ii) Controlled Group Employees who normally work for Controlled Group members less than Seventeen and One-Half (17 1/2) Hours of Service per week;

     (iii) Controlled Group Employees who normally work for Controlled Group members less than or equal to Six (6) months per calendar year;

     (iv) Controlled Group Employees who have not attained age Twenty-One (21);

     (v) Except to the extent provided in Regulations, Controlled Group Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and a Controlled Group member; and

     (vi) Controlled Group Employees who are nonresident aliens and receive no earned income within the meaning of Code Section 911(d)(2), from a Controlled Group member from sources within the United States (as defined in Code Section 861(a)(3)).

  Notwithstanding the foregoing, the Administrator may elect to apply Subsections (i), (ii), (iii), or (iv) by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such Subsections.

   (o) "QUALIFIED CONTRIBUTIONS" means, with respect to a Participant for a Plan Year, the sum of the following contributions to the Plan for such Plan
  Year:

     (i) Matching Contributions and any other employer contributions which are made on account of after-tax employee contributions or "elective deferrals" (as defined in Code Section 402(g)(3));

     (ii) After-tax employee contributions; and

     (iii) Contributions treated as Qualified Contributions pursuant to a special designation made by the Company under this Article.

  In the event that this Plan satisfies the requirements of Code Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with this Plan, then the preceding sentence shall be applied as if this Plan and all such other plans were a single plan. If a Highly Compensated Participant is eligible to make contributions or to receive an allocation of contributions of the types described in paragraphs (i), (ii) or (iii), above, under any other plan maintained by a Controlled Group member, then: such contributions shall be aggregated for purposes of determining the Highly Compensated Participant's Qualified Contributions to this Plan to the extent the contributions would be described in such paragraphs had the contributions been actually made to this Plan; and if this Plan and such other Plan(s) have different plan years, then such aggregation shall be made with respect to the plan years that end with or within the same calendar year, effective for plan years beginning after December 31, 1988.

   (p) "QUALIFIED DEFERRALS" means, with respect to a Participant for a Plan Year, the sum of the following contributions to the Plan for such Plan Year:

     (i) Payroll Reduction Contributions and any other contributions with respect to which the Participant may elect to have contributed by the Company on his behalf or paid to him in cash; and

     (ii) Contributions treated as Qualified Deferrals pursuant to a special designation made by the Company under this Article.

  In the event that this Plan satisfies the requirements of Code Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with this Plan, then the preceding sentence shall be applied as if this Plan and all such other plans were a single plan. If a Highly Compensated Participant is eligible to make contributions or to receive an allocation of contributions of the types described in paragraphs (i) and (ii), above, under any other plan maintained by a Controlled Group member, then: such contributions shall be aggregated for purposes of determining the Highly Compensated Participant's

  Qualified Deferrals to this Plan to the extent the contributions would be described in such paragraphs had the contributions been actually made to this Plan; and if this Plan and such other Plan(s) have different plan years, then such aggregation shall be made with respect to the plan years that end with or within the same calendar year, effective for plan years beginning after December 31, 1988. Qualified Deferrals shall be determined without regard to the limitation set forth in Section 6.4. A Payroll Reduction Contribution shall be taken into account for a Plan Year only if it: (a) relates to Compensation that either would have been received by the Participant in such Plan Year (but for the deferral election) or is attributable to services performed by the Participant in such Plan Year and would have been received by the Participant within Two and One-Half (2 1/2) months after the close of the Plan Year (but for the deferral election); (b) it is allocated to the Participant's Accounts as of a date within such Plan Year and is not contingent on participation or performance of services after such date; and
  (c) is actually paid to the Trust no later than Twelve (12) months after the end of such Plan Year.

   (q) "TESTING COMPENSATION" means the measure of an individual's compensation from Controlled Group members which may be used for testing purposes under Code Sections 401(k), 401(m), 414(q) and 414(s) and the Regulations thereunder. To the extent permitted under such Code Sections and Regulations, Testing Compensation may be measured in different manners for different purposes and, to the extent required, the Employer shall designate the method used for each purpose.

  7.2  ADP LIMITATION.
       --------------
   (a) The ADP of the Highly Compensated Participant group for any Plan Year beginning after December 31, 1986 shall not exceed the larger of the percentages produced under Test 1 and Test 2, below.

   TEST 1 -- The percentage determined by multiplying the ADP for the Non-Highly Compensated Participant group for the Plan Year by 1.25.

   TEST 2 -- The percentage equal to the least of: (i) the ADP of the Non-Highly Compensated Participant group for the Plan Year multiplied by 2.00; (ii) the ADP of the Non-Highly Compensated Participant group for the Plan Year plus two percentage points; and (iii) if Test 2 under Section 7.3 is also being utilized for such Plan Year, then such smaller percentage, if any, as is required under Regulations pertaining to multiple use of this Test 2 and Test 2 under Section 7.3.

  Notwithstanding the foregoing provisions of this Section and pursuant to the restructuring rules prescribed by Regulations issued under Code Section 401(a)(4) (or other Treasury Department or Internal Revenue Service pronouncements upon which taxpayers may rely), the above ADP limitation may be applied separately to different groups of Participants.

   If the ADP of the Highly Compensated Participant group could or would otherwise exceed the largest percentage determined above, the Administrator shall take the steps described in paragraph (b) below.

   (b) The Administrator may at any time limit the Payroll Reduction Contributions of any Highly Compensated Participant if the Administrator determines, in its sole discretion, that the limitation is necessary to satisfy paragraph (a) above. If the ADP of the Highly Compensated Participant group exceeds the largest percentage permitted under (a) above, the Administrator shall reduce the Qualified Deferrals of Highly Compensated Participants under a leveling method whereby the Qualified Deferrals of the Highly Compensated Participant(s) with the highest Deferral Percentage are reduced by the lesser of:

     (i) the smallest amount that would enable the requirements of (a), above, to be satisfied; or

     (ii) the amount that would reduce the Deferral Percentage of such Participant(s) to the Deferral Percentage of the Highly Compensated Participant(s) with the next highest Deferral Percentage,

  and the foregoing process shall be repeated through each successively lower level of Highly Compensated Participant Deferral Percentages until the requirements of (a), above, are satisfied. The amount of a Highly Compensated Participant's reduction under the preceding sentence shall be his Excess ADP Contributions.

   The Excess ADP Contribution of each Highly Compensated Participant shall be distributed to such Highly Compensated Participant (together with Income or Loss) on or before the last day of the Plan Year next following the Plan Year for which the Excess ADP Contribution was made; provided, however, that if the Employer desires to avoid the Ten Percent (10%) excise tax imposed by Code Section 4979, such distribution shall be made on or before the end of the Two and One-Half (2 1/2) month period following the end of the Plan Year for which the Excess ADP Contribution was made. Distributions under the preceding sentence may be made irrespective of any other provision of the Plan. In lieu of the distribution of an Excess ADP Contribution described above, some or all of the Excess ADP Contribution may be recharacterized as a fully vested and nonforfeitable after-tax Employee contribution, subject to the following rules:

     (i) recharacterization shall be deemed to have occurred on the date the last Participant whose Excess ADP Contribution is to be recharacterized is notified of the recharacterization and the resulting tax consequences; provided, however, for Plan Years ending on or before August 8, 1988, such recharacterization and notification may be postponed but not later than October 24, 1988;

     (ii) the amount of the recharacterization shall not exceed the amount of the Participant's Payroll Reduction Contributions for the Plan Year and, when added to the Participant's other after-tax contributions to the Plan, do not exceed Ten Percent (10%) of the Participant's aggregate Compensation since he became a Participant in the Plan;

     (iii) recharacterized amounts shall be: (I) treated as voluntary after-tax contributions for purposes of Code Section 401(a)(4) and Regulation Section 1.401(k)-1(b); (II) treated as an Employer Contribution for purposes of Article IX; and (III) for Plan Years ending after December 31, 1988, recharacterized amounts shall be subject to the special distribution limitations of Code Section 401(k)(2) and (10); provided, however, that recharacterized amounts relating to Plan Years ending on or before October 24, 1988 shall not be subject to such special distribution limitations; and

     (iv) any Excess ADP Contribution recharacterized shall include Income or Loss.

  A Family Group Participant's Excess ADP Contributions shall be allocated among each of the Family Group Participant's Family Members in proportion to their Qualified Deferrals for the Plan Year and the distribution and/or recharacterization provisions of this Subsection (b) shall be applied after such allocation.

  7.3  ACP LIMITATION.
       --------------
   (a) The ACP of the Highly Compensated Participant group for any Plan Year beginning after December 31, 1986 shall not exceed the larger of the percentages produced under Test 1 and Test 2, below.

   TEST 1 -- the percentage determined by multiplying the ACP for the Non-Highly Compensated Participant group for the Plan Year by 1.25.

   TEST 2 -- the percentage equal to the least of: (i) the ACP of the Non-Highly Compensated Participant group for the Plan Year multiplied by 2.00; (ii) the ACP of the Non-Highly Compensated Participant group for the Plan Year plus two percentage points; and (iii) if Test 2 under Section 7.2 is also being utilized for such Plan Year, then such smaller percentage, if any, as is required under Regulations pertaining to multiple use of this Test 2 and Test 2 under 7.2.

  Notwithstanding the foregoing provisions of this Section and pursuant to the restructuring rules prescribed by Regulations issued under Code Section 401(a)(4) (or other Treasury Department or Internal Revenue Service pronouncements upon which taxpayers may rely), the above ACP limitation may be applied separately to different groups of Participants.

  If the ACP of the Highly Compensated Participant group would otherwise exceed the largest percentage determined above, the Administrator shall take the steps described in paragraph (b) below.

   (b) If the ACP of the Highly Compensated Participant group exceeds the largest percentage permitted under (a) above, the Administrator shall reduce the Qualified Contributions of Highly Compensated Participants under a leveling method whereby the Qualified Contributions of the Highly Compensated Participant(s) with the highest Contribution Percentage are reduced by the lesser of:

     (i) the smallest amount that would enable the requirements of (a), above, to be satisfied; or

     (ii) the amount that would reduce the Contribution Percentage of such Participant(s) to the Contribution Percentage of the Highly Compensated Participant(s) with the next highest Contribution Percentage, and the foregoing process shall be repeated through each successively lower level of Highly Compensated Participant Contribution Percentages until the requirements of (a), above, are satisfied. The amount of a Highly Compensated Participant's reduction under the preceding sentence shall be his Excess ACP Contribution.

   The Administrator shall determine the vested and non-vested portion of each Highly Compensated Participant's Excess ACP Contribution and shall allocate Income or Loss proportionally between such portions. On or before the last day of the Plan Year following the Plan Year for which the Excess ACP Contribution was made, the Administrator shall cause the non-vested portion of each Highly Compensated Participant's Excess ACP Contribution (together with its proportionate share of Income or Loss) to be forfeited and reallocated among Participants (other than Highly Compensated Participants with Excess ACP Contributions for such Plan Year) in accordance with Article V and shall distribute the vested portion of each Highly Compensated Participant's Excess ACP Contribution (together with its proportionate share of Income or Loss) to such Highly Compensated Participant. If the Employer desires to avoid the Ten Percent (10%) excise tax imposed by Code Section 4979, the distributions and forfeitures described in the preceding sentence shall be made on or before the end of the Two and One-Half (2 1/2) month period following the end of the Plan Year for which the Excess ACP Contribution was made. Distributions and forfeitures under this paragraph
  (b) may be made irrespective of any other provision of the Plan. A Family Group Participant's Excess ACP Contributions shall be allocated among and distributed to or forfeited by (as the case may be) each of the Family Group

  Participant's Family Members in proportion to their Qualified Contributions for the Plan Year.

  7.4 SPECIAL DESIGNATIONS. Subject to applicable rules set forth in Regulations, the Company, for any Plan Year beginning after December 31, 1986, may at any time make the following special designations with respect to contributions allocable to all Participants or to contributions allocable to Non-Highly Compensated Participants:

   (a) The Company may designate that the contributions made pursuant to Sections 4.4 and 4.5 for a Plan Year be treated as Qualified Deferrals for purposes of Section 7.2 and any contributions so designated shall be allocated to the Special Accounts of Participants in accordance with Article V.

   (b) The Company may designate that Payroll Reduction Contributions made pursuant to Sections 4.1 and 4.2 for a Plan Year be treated as Qualified Contributions for purposes of Section 7.3.

  To the extent provided in Code Section 401(k) or 401(m) and Regulations thereunder, contributions which are treated as Qualified Deferrals by reason of the designation described in (a) above shall not be treated as Qualified Contributions for purposes of Section 7.3.

  7.5 SPECIAL ALLOCATIONS. Notwithstanding the allocation methodology set forth in Section 5.4, the Company, for any Plan Year beginning after December 31, 1986, may designate that (as to all or some portion of) Employer Contributions (including forfeitures treated as Employer Contributions under the Plan) for a Plan Year shall be allocated to Non-Highly Compensated Participants who meet the eligibility requirements described in the second sentence of Section 5.4 in a manner such that:

   (a) the Non-Highly Compensated Participant who meets such requirements and has the least amount of Compensation for the Plan Year shall receive an allocation of an amount equal to the lesser of: (i) such Participant's Compensation multiplied by Ten Percent (10%); or (ii) the amount to be allocated under this Section for the Plan Year; and

   (b) the process described in (a), above, shall be repeated with as many other Non-Highly Compensated Participants who meet such requirements (proceeding to the Non-Highly Compensated Participant with the next lowest Compensation and so on) until the amount to be allocated under this Section has been fully allocated;

provided, however, that, if the amount to be allocated under this Section cannot be fully allocated under the above methodology, any remaining amount shall be allocated pursuant to Section 5.4.

                                  ARTICLE VIII

                                 DISTRIBUTIONS

  8.1 RETIREMENT BENEFITS. A Participant who separates from employment with the Employer on or after his Normal Retirement Date shall receive a distribution of his Accounts in the form determined under Section 8.5 commencing at the time determined under Section 8.6. A distribution hereunder shall be based on the value of the Participant's Accounts as of the last Valuation Date before such distribution, adjusted for contributions, withdrawals and loans made on behalf of the Participant after such Valuation Date.

  8.2 DISABILITY BENEFITS. A Participant who separates from employment with the Employer on account of Total and Permanent Disability shall become fully vested in his Accounts (if not already fully vested) and shall receive a distribution in the form determined under Section 8.5 commencing as of the Anniversary Date coinciding with or next following the Participant's Normal Retirement Date; provided, however, that such Participant may, at any time after his termination of employment, elect on a form provided by the Administrator to have such distribution commence as soon as is practicable after his election. A distribution hereunder shall be based on the value of the Participant's Accounts as of the last Valuation Date before such distribution, adjusted for contributions, withdrawals and loans made on behalf of the Participant after such Valuation Date.

  8.3  DEATH BENEFITS.
       --------------
   (a) DISTRIBUTION. Upon the death of a Participant while in the employment of the Employer, the Participant's Accounts shall become fully vested (if not already fully vested) and shall be distributed to the Participant's Beneficiary in the form determined under Section 8.5 commencing at the time determined under Section 8.6. Upon the death of a Participant after his separation from employment with the Employer, the vested portion of the Participant's Accounts shall be distributed to his Beneficiary in the form determined under Section 8.5 commencing at the time determined under Section
  8.6. A distribution hereunder shall be based on the value of the Participant's Accounts as of the last Valuation Date before such distribution, adjusted for contributions, withdrawals and loans made on behalf of the Participant after such Valuation Date. No other death benefit shall be payable under this Plan.

   (b) BENEFICIARY. A Participant shall have the right to name and change primary and contingent beneficiaries under the Plan on a form provided by the Administrator. If upon the death of a Participant, the Participant has no surviving spouse or the Participant's surviving spouse has consented or is deemed to have consented to the designation of a Beneficiary in the manner required by Subsection (c), below, the person or persons so designated shall be the Participant's Beneficiary under the Plan. If upon the death of a Participant, the Participant's spouse survives him and such spouse has not consented and is not deemed to have consented to the designation of another Beneficiary in the manner required by Subsection (c), below, then such spouse shall be the Participant's sole Beneficiary under the Plan (notwithstanding any designation by the Participant to the contrary). In the event that a Participant has no Beneficiary or no Beneficiary survives him, then the amounts otherwise payable to the Participant's Beneficiary shall be paid to the person in, or equally divided among all the persons in, the first of the following successive preference Beneficiaries in which there shall be any person surviving such Participant: (i) the Participant's spouse; (ii) the Participant's children; and (iii) the Participant's estate.

   (c) SPOUSAL CONSENT. For a married Participant dying on or after August 23, 1984, the designation of a Beneficiary pursuant to Subsection (b), above, shall be effective only if: (i) the Participant's spouse consents to the designation of a specific Beneficiary in writing or permits in writing the Participant to designate any Beneficiary without further spousal consent;
  (ii) such consent acknowledges the effect of such a designation; and (iii) such consent is witnessed by a notary public or plan representative and is filed with the Administrator. If a Participant's spouse cannot be located, such spouse shall in the discretion of the Administrator be deemed to have consented to the Participant's Beneficiary designation if the Participant certifies on a form provided by the Administrator that such spouse cannot be located.

  8.4  TERMINATION OF EMPLOYMENT AND VESTING.
       -------------------------------------
   (a) DISTRIBUTION. A Participant who separates from employment with the Employer other than on account of Total and Permanent Disability, and prior to the earlier of his death or Normal Retirement Date, shall receive a distribution of the vested portion of his Accounts (as determined under Subsection (b) of this Section) in the form determined under Subsection (a) of Section 8.5 commencing as of the Anniversary Date coinciding with or next following the Participant's Normal Retirement Date. In lieu of the distribution payable under the preceding sentence, such Participant may, within Ninety (90) days after his termination of employment, elect to receive a lump sum distribution of the vested portion of his Accounts as soon as is practicable after such election.

  Notwithstanding the foregoing, distributions shall be made in accordance with Subsection (b) of Section 8.5, if applicable, with respect to any Participant otherwise entitled to a distribution under this Section. A distribution hereunder shall be based on the value of the Participant's Accounts as of the last Valuation Date before such distribution, adjusted for contributions, withdrawals and loans made on behalf of the Participant after such Valuation Date. The Administrator may direct the Trustee to segregate the vested portion of a terminated Participant's Accounts into a separate earmarked investment account, in which case, such account shall be valued on a separate basis for purposes of Article V.

   (b) VESTING. A Participant's Payroll Reduction Account, Participant Contribution Account and Special Account shall be fully vested and nonforfeitable at all times. The portion of a Participant's Employer Contribution Account which shall be vested and nonforfeitable shall be determined in accordance with the following schedule (provided, however, that with respect only to a Participant's Employer Contribution Account attributable to participation in the Amira Services, Inc. Profit Sharing and/or Pension Plans, the following schedule shall apply only for Plan Years beginning after December 31, 1993 and only with respect to such Participants credited with at least One (1) Hour of Service in a Plan Year commencing after such date):

     Years of Service      Vesting Percentage
     ----------------      ------------------
     Less than 3                        0%
     3 or more                        100%

  Notwithstanding the foregoing, (i) all Accounts of a Participant who attains his Normal Retirement Date while employed by the Employer shall become fully vested and nonforfeitable at such time and (ii) all Accounts of a Participant who, while employed by the Employer, both has attained age Fifty-Five (55) and has completed at least Ten (10) Years of Service shall become fully vested and nonforfeitable at such time.

   (c) FORFEITURES. The nonvested portion of the Employer Contribution Account of a Participant whose employment with the Employer is terminated other than on account of Total and Permanent Disability, and prior to the earlier of his death or Normal Retirement Date, shall be forfeited as of the date of such termination. Amounts so forfeited shall be allocated under
  Article V. If a person who has suffered a forfeiture under the Plan is reemployed after incurring Five (5) consecutive Breaks in Service (or One (1) Break in Service incurred prior to the first Plan Year beginning after December 31, 1984), such person shall have no right to restoration of the amounts previously forfeited in connection with the person's previous termination of employment. If a person who has suffered a forfeiture hereunder is reemployed by the Employer prior to incurring Five (5) consecutive Breaks in Service (and the person had not incurred One (1) Break in Service prior to the first Plan Year beginning after December 31, 1984, with respect to the amount so forfeited), such person shall receive a restoration of the amount of his Account balance that was forfeited (without adjustment for subsequent gains or losses) as follows:

     (i) If such person had received distribution of his entire vested interest under the Plan by the end of the second Plan Year following the Plan Year in which his termination of employment occurred, restoration shall be made under this Subsection (c) to his Employer Contribution Account, but only if and when the full amount of the distribution is repaid to the Plan by the person on or before the earlier of: the day before the Fifth (5th) anniversary of the person's reemployment date; or the date as of which the person has incurred Five (5) consecutive Breaks in Service commencing after the distribution. If a person receives a restoration under this clause (i), the amount repaid to the Plan shall be credited to the respective Accounts of the person from which distribution was made and vesting with respect to such person's Accounts shall be determined under Subsection (b) above.

     (ii) If such person had not received distribution of his entire vested interest under the Plan by the end of the second Plan Year following the Plan Year in which his termination of employment had occurred, restoration shall be made under this Subsection (c); provided, however, that if any amount had been distributed to the person within such time period, the restoration shall be made to a separate account and the vested portion of such separate account from time to time shall be an amount ("X") determined by the following formula:

       X = P(AB + D) - D

   For purposes of applying such formula: (P) is the vested percentage at the relevant time; "AB" is the balance of the separate account at the relevant time and; "D" is the amount distributed to the Participant from the Employer Contribution Account upon termination. If a person receives a restoration under this clause (ii), his regular Employer Contribution Account shall contain any allocation made (but not including any restoration made under this Subsection (c)) on his behalf after his reemployment and vesting with respect to such Account shall be determined under Subsection (b) above.

  Any restoration made under this Subsection (c) shall first be made out of any unallocated forfeitures and, if such forfeitures are insufficient to restore a person's account balance, the Employer shall contribute the amount necessary to restore such person's account balance without regard to current or accumulated profits or such restoration may be made out of unallocated Trust earnings. Any repayment or restoration made pursuant to this Subsection (c) shall not be considered an "Annual Addition" (within the meaning of Section 6.1).

   (d) VESTING AFTER WITHDRAWALS. If a withdrawal is made under Article VIII from the Employer Contribution Account of a Participant who is not One Hundred Percent (100%) vested at the time of such withdrawal, then the Employer shall separately account for the portion of his Employer Contribution Account that was not vested at the time of the withdrawal, and the vested amount of such portion from time to time shall equal an amount ("X") determined under the following formula:

                               X = P(AB + D) - D

  For purposes of applying such formula: "P" is the vested percentage at the relevant time; "AB" is the account balance at the relevant time and; "D" is the amount previously withdrawn by the Participant. If the Employer Contribution Account of a person who received a withdrawal therefrom is subsequently to receive an allocation of Employer contributions, the Employer shall separately account for such contributions and vesting with respect to such contributions shall be in accordance with Section 8.4(b), above.

  8.5  FORM OF DISTRIBUTION.

   (a) GENERAL. All distributions under the Plan shall be made in the form of one lump sum cash payment; provided, however, that any distributions being made with respect to a Participant who terminated employment prior to the Effective Date (as may have been permitted under the terms of the prior Plan, subject to the Administrator's discretion) shall be determined under the terms of the Plan in effect at such termination.

   (b) SMALL BENEFITS. If the vested portion of a Participant's Accounts is Three Thousand Five Hundred Dollars ($3,500) or less at the time a Participant terminates employment with the Employer (as well as at the time distribution is made pursuant to this Subsection), such vested portion shall be distributed to the Participant (or the Participant's Beneficiary if the distribution is to be made after the Participant's death) in a lump sum cash payment as soon as practicable after such termination of employment, notwithstanding any other provision of the Plan and in lieu of all other benefits and benefit forms under the Plan. For all purposes of the Plan, a person with no vested Account balance as of termination of employment shall be deemed to be fully cashed-out upon such termination of employment and shall not obtain a vested interest in the Plan by reason of the subsequent termination or partial termination of the Plan.

  8.6  TIME OF DISTRIBUTION.

   (a) NORMAL COMMENCEMENT OF DISTRIBUTIONS. Benefits under the Plan shall become payable as of the earlier of: (i) the date a Participant or Beneficiary becomes entitled to receive a distribution under this Article; or
  (ii) the date or dates required under Subsection (b), (c) or (d) of this Section. Actual payment of such benefits shall commence as soon as practicable, but not later than the date or dates required under Subsection
  (b), (c), or (d), below.

   (b) REQUIRED COMMENCEMENT. The payment of benefits under the Plan to a Participant shall have begun not later than the Sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs:

     (i) the date on which the Participant attains age Sixty-Five (65);

     (ii) the Tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan;

     (iii) the date as of which the Participant terminates employment with the Employer; or

     (iv) such later date as may be consented to by the Participant, if otherwise permitted under the Plan.

   (c) MINIMUM DISTRIBUTION. Notwithstanding any other provision of the Plan to the contrary, the distribution of benefits to a Participant or Beneficiary under the Plan shall commence no later than the applicable "Required Beginning Date" (as defined below) and the entire amount to be so distributed shall be distributed in a manner or over a period of time that satisfies the minimum distribution requirements of Code Section 401(a)(9) and the Regulations thereunder. For purposes of this Subsection (c), the term "Required Beginning Date" means the April 1 of the calendar year next following the calendar year in which the Participant attains age Seventy and One-Half (70 1/2) or such later date permitted under Regulations and distribution shall be made over a period not exceeding the lives of the Participant and a Beneficiary or the joint life expectancy of the Participant and Beneficiary, except that:

     (i) if a Participant is not a Five Percent Owner at any time during the Five (5) Plan Year period ending in the calendar year in which the Participant attains age Seventy and One-Half (70 1/2) and the Participant attains such age prior to January 1, 1988, then such Participant's Required Beginning Date shall be no earlier than the April 1 of the calendar year next following the calendar year in which the Participant terminates employment with the Employer, except as provided in (iii) below;

     (ii) if a Participant is not a Five Percent Owner in the calendar year in which the Participant attains age Seventy and One-Half (70 1/2), the Participant attains such age on or after January 1, 1988 but prior to January 1, 1989, and the Participant has not retired by January 1, 1989, then such Participant's Required Beginning Date shall be no earlier than April 1, 1990;

     (iii) if a Participant described in (i) above becomes a Five Percent Owner after the Five (5) Plan Year period ending in the calendar year in which the Participant attains age Seventy and One-Half (70 1/2), the Participant's Required Beginning Date shall be no later than the April 1 of the calendar year following the end of the Plan Year in which the Participant becomes a Five Percent Owner;

     (iv) if a Participant dies prior to the commencement of benefits under the Plan and to the extent (v), below, does not apply, then all benefits payable to or for the Participant's Beneficiary shall be paid not later than the end of the calendar year which includes the Fifth (5th) anniversary of the Participant's death;

     (v) if the Participant's Beneficiary with respect to any portion of the Participant's benefit is the Participant's surviving spouse, then the portion payable to the spouse shall be completely distributed over the life of such spouse or over a period not extending beyond the life expectancy of the spouse, commencing no later than the later of: (A) the end of the calendar year next following the calendar year in which the Participant died and (B) the end of the calendar year in which the Participant would have attained age Seventy and One-Half (70 1/2) or, if the spouse dies before receiving a distribution, the end of the calendar year in which the surviving spouse would have attained such age; and

     (vi) Notwithstanding (v), above, if a Participant dies after his Required Beginning Date, the remaining benefits with respect to such Participant shall be distributed at least as rapidly as under the required minimum distribution method in effect at the time of his death.

Notwithstanding the foregoing, the provisions of this Subsection (c) shall not apply with respect to any Participant who made a designation prior to January 1, 1984 in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 to the extent such designation remains in effect.

       (d) INCIDENTAL REQUIREMENT. Notwithstanding any other provision of the Plan to the contrary, no form of benefit under the Plan (including nonretirement type benefits) shall fail to satisfy the requirement that benefits not provided for the primary purpose of providing retirement benefits to the Participant must be incidental, as such requirement is set forth in Regulations issued under Code Section 401(a)(9); provided, however, that the requirement shall be applied under the rules interpreting Treasury Regulation
Section 1.401-1(b)(1)(i) for: (i) calendar years beginning before January 1, 1989; and (ii) any Participant who made a designation prior to January 1, 1984 in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 to the extent such designation remains in effect, but only if such rules would enable the requirement to be satisfied.

       (e)      NO RIGHT TO DEFER DISTRIBUTION.  Nothing in
Subsections (b), (c) or (d) of this Section shall be construed to permit a Participant or Beneficiary to defer distribution of Plan benefits to a date later than the date as of which distribution is to be made under Subsection (a) of this Section.

         8.7     LOCATION OF RECIPIENT UNKNOWN, ETC.

                 (a) If it is not possible to make payment because the Administrator cannot locate the recipient after reasonable efforts to do so, or if the amount of a payment cannot be ascertained, a retroactive payment may be made no later than Ninety (90) days after the earliest date on which the amount can be ascertained or the recipient is located, as the case may be, notwithstanding the requirements of Section 8.6(a).

                 (b) If the Administrator is unable to locate a person entitled to receive a distribution from the Plan, the portion of the Accounts to be used to provide such distribution may either: (i) be completely or partially treated as a forfeiture under Article V on the date One (1) year from the date the Administrator sends by certified mail a notice concerning the benefits to such person at his last known address or determines that there is no last known address; or (ii) be transferred to a federally insured savings account at a financial institution to be held in trust for the benefit of such person.

                 (c) If an account is forfeited under Section (b), above, and the person otherwise entitled to the distribution subsequently files a claim with the Administrator for such distribution prior to the date such benefits would escheat or become unclaimed property under applicable state law governing escheat or unclaimed property procedures, the forfeited amount shall be restored (without regard to the earnings or losses that would have been allocated) to the appropriate Accounts. Such restoration shall first be taken out of unallocated forfeitures and, to the extent insufficient, restoration shall then be made through an Employer contribution or out of unallocated Trust earnings.

         8.8 LOANS. The Administrator, in accordance with its uniform nondiscriminatory policy, may, in its discretion, direct the Trustee to make a loan or loans to individuals specified in, and subject to, the document entitled "Loan Procedures" attached to and made a part of this Plan. Effective for loans made, renewed, renegotiated, modified or extended after December 31, 1986, all loans shall comply with the following terms and conditions:

                          (a) No loan shall be made to an individual if the Administrator, in its sole discretion, determines that the loan would constitute a prohibited transaction under Code
                 Section 4975, disqualify the Plan or result in a taxable distribution to the individual receiving the loan.

                          (b) No new loan shall be made if immediately after the new loan the unpaid balance of all loans by this Plan and all other Qualified Plans to the person receiving the loan would exceed the lesser of: (1) Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of the highest outstanding balance of all loans during the One (1) year period ending on the day before the day the new loan is to be made, over the outstanding balance of such loans immediately prior to the making of the new loan; and (2) Fifty Percent (50%) of the vested portion of the Participant's Accounts under this Plan and all other Qualified Plans.
                 Notwithstanding the foregoing, the total amount of all loans made under this Plan shall be limited as provided in the document entitled "Loan Procedures" attached to and made a part of this Plan.

                          (c) A fixed period for repayment of the loan not in excess of Five (5) years shall be specified in the loan agreement; provided, that if the loan is used to acquire any dwelling unit which, within a reasonable time, is to be used as the principal residence of the individual receiving the loan (if the individual is a

                 Participant), the specified repayment period may be longer than Five (5) years. Loans to Employees shall be repaid through payroll deductions. The loan repayment schedule shall provide for substantially level amortization of the principal and interest due under the loan with payments not less frequently than quarterly; provided, that the entire amount due on the loan may at any time be prepaid in one lump sum. Except as may be provided otherwise by the "Loan Procedures," upon a Participant's termination of employment, the entire loan balance shall become due and payable immediately and, to the extent not otherwise repaid, shall be set off against any distribution due the Participant.

                          (d) Each loan shall be secured by assignment of the individual's Accounts in the Plan and/or such other collateral as determined by the Administrator, and by the individual's collateral promissory note for the amount of the loan, including interest thereon, payable to the order of the Trustee. Any limitations on the assignment of Accounts for purposes of securing loans shall be set forth in the document entitled "Loan Procedures" attached to and made a part of this Plan. Upon default of a loan, the Administrator's actions shall be subject to applicable requirements of Code Section 401(k) and the Regulations thereunder.

                          (e) Each loan shall bear a reasonable rate of interest equal to the rate of interest which the Administrator determines in accordance with the provisions of the document entitled "Loan Procedures" attached to and made a part of this Plan.

                          (f) A loan shall be treated as a segregated investment of an individual's Accounts. Such investment shall be valued and allocated to the individual's Accounts and shall be disregarded for purposes of Section 5.8.

                          (g) Within the Ninety (90) day period before any loan is made to an individual, the individual must consent to the possible reduction of his accrued benefit which may occur by reason of default.

                          (h) Loans shall not be made available to "highly compensated employees" (as defined in Code Section 414(q) in an amount greater than the amount made available to other employees except as may result from the operation of this Section or the Loan Procedures or from the amount of an individual's Account.

                          (i) A portion of one or more Investment Funds in which the Participant's Accounts are invested shall be liquidated to provide the proceeds for any loan to the Participant. The amount of each such Investment Fund to be liquidated shall be equal to the loan amount multiplied by the percentage of the Participant's Accounts which are invested in each such Investment Fund as of the

         Valuation Date as of which the loan is made or among such Investment Funds as may be requested by the Participant and approved by the Administrator. As the Participant's loan is repaid, the amount of the repayment shall be invested in the Investment Funds according to the Participant's designation under Section 5.9.

 8.9     WITHDRAWALS WHILE EMPLOYED.

         (a) WITHDRAWALS FROM PARTICIPANT CONTRIBUTION ACCOUNT. A Participant who is employed by an Employer may elect in writing, subject to the limitations and conditions prescribed in Section 8.9(d) and (f), to make a withdrawal from his Participant Contribution Account. Effective for Plan Years beginning on and after January 1, 1995, a Participant who makes a withdrawal hereunder shall not be permitted to make any Participant Contributions to the Plan during the six month period immediately following the date of such withdrawal.

         (b) WITHDRAWALS FROM EMPLOYER CONTRIBUTION ACCOUNT. A Participant who is employed by an Employer and who is determined by the Administrator to have incurred a hardship as defined in Section 8.9(e), subject to the limitations and conditions prescribed in
 Section 8.9(e) and (f) to make a withdrawal from his vested interest in his Employer Contribution Account. The Employer Contribution Account of a Participant who receives a withdrawal under this Section 8.9(b) shall vest in accordance with Section 8.4(d).

         (c) WITHDRAWALS FROM PAYROLL REDUCTION ACCOUNT. A Participant who is employed by an Employer and who has attained age 59 1/2 or is determined by the Administrator to have incurred a hardship as defined in Section 8.9(e) may elect in writing, subject to the limitations and conditions prescribed in Section 8.9(d) or (e), whichever is applicable, and Section 8.9(f) to make a withdrawal from his Payroll Reduction Account. The maximum amount that a Participant may withdraw pursuant to this Section because of a hardship is the balance of his Payroll Reduction Account, exclusive of any earnings credited to such account as of the date that is after December 31, 1988.

         (d) LIMITATIONS ON WITHDRAWALS OTHER THAN HARDSHIP WITHDRAWALS. A Participant must file a written withdrawal application with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator shall prescribe.
 Withdrawals made pursuant to this Section, other than hardship withdrawals, shall be subject to the following conditions and limitations:

                 (i) Withdrawals may be made effective only as of the first day of a month.

                          (ii) A married Participant may not elect to receive a withdrawal hereunder unless the Participant's spouse consent to such election in the manner required under Section 8.3(c).

                          (iii) The Administrator may charge fees for withdrawals made hereunder. Any additional fees charged by the Administrator to effect any withdrawal hereunder shall be separately accounted for and billed to the Participant making the withdrawal.

                          (iv) Effective for Plan Years beginning prior to January 1, 1995:

                                  (1) a Participant who makes any withdrawal hereunder shall not receive any Employer Contributions pursuant to
                                         Section 4.4, 4.5 or 4.6 for the Plan
                                         Year in which such withdrawal is made.

                                  (2) a Participant who makes any withdrawal hereunder shall forfeit the entire unvested portion of his Employer Contribution Account.

                 (e) CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS. A Participant must file a written application for a hardship withdrawal with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator may prescribe. Hardship withdrawals may be made effective only as of the first day of a month. The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

                          (i) expenses previously incurred by or necessary to obtain for the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Section 152 of the Code) medical care described in Section 213(d) of the Code;

                          (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                          (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or any dependent of the Participant;

                          (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                          (v)     any other event authorized by the
                 Commissioner of Internal Revenue Service.

                 A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of the Participant if (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, (2) the Participant provides a written certification to the Administrator and (3) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all Plans maintained by the Employer. A Participant who has elected to have the provisions of this subsection apply shall not be eligible to make Payroll Reduction Contributions or Participant Contributions to any plan maintained by the Employer (including both qualified and nonqualified deferred compensation plans) until the beginning of the second Plan Year following the Plan Year in which the hardship distribution is received.

                 (f) ORDER OF WITHDRAWAL FROM A PARTICIPANT'S ACCOUNTS. Distribution of a withdrawal amount shall be made from a Participant's Accounts, to the extent necessary, in the following order:

                          (i) The balance of the Participant's after-tax subaccount of his Participant Contribution Account attributable to pre-1987 after-tax contributions for which there has been a separate accounting, if any, shall be distributed.

                          (ii) The remaining balance of the Participant's after-tax subaccount of his Participant Contribution Account shall be distributed.

                         (iii) The remaining balance of the Participant's Participant Contribution Account, if any, shall be distributed.

                         (iv) The balance of the Participant's Employer Contribution Account.

                          (v) The balance of the Participant's Payroll Reduction Account shall be distributed, but if the distribution is because of hardship, only to the extent permitted under Section 8.9(e).

                 (g) COORDINATION WITH INVESTMENT FUNDS. To the extent a withdrawal is to be made by a Participant under this Article, such withdrawal shall be subject to such reasonable requirements as may be established by the Trustee to effect the necessary liquidation of some or all (as the case may be) of the Participant's interest in the Investment Fund or Funds in an orderly manner and without adverse effect on the other Participants' interests in the Investment Funds including, if directed by the Administrator in a uniform and nondiscriminatory manner, the requirement that the costs, expenses and fees associated with such liquidation be charged against the Accounts of the Participant receiving the withdrawal.

                                   ARTICLE IX

                              TOP-HEAVY PROVISIONS

  9.1 TOP-HEAVY DEFINITIONS. For purposes of this Article, the following definitions shall apply.

                 (a) "ACCRUED BENEFITS" means, for a person, "the present value of accrued benefits" as that phrase is defined under Regulations issued under Code Section 416, including any amount distributed to the person during the Five (5) Plan Year period ending on the Determination Date from a Qualified Plan that is in the aggregation group being tested (the Required Aggregation Group or the Permissive Aggregation Group, as the case may be) or from a terminated Qualified Plan that would be in the aggregation group being tested if it had not been terminated.

                 (b) "DETERMINATION DATE" means: (i) for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year; and (ii) for the first Plan Year, the last day of the first Plan Year.

                 (c) "FORMER KEY EMPLOYEE" means any person presently or formerly employed by a member of the Controlled Group (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year.

                 (d) "KEY EMPLOYEE" means any person presently or formerly employed by a member of the Controlled Group (and the Beneficiaries of such person) who is a "key employee" as that term is defined in Code
         Section 416(i) and the Regulations thereunder; provided, however, that for Plan Years commencing after December 31, 1984, a person who has not performed services for a Controlled Group member at any time during the Five (5) Plan Year period ending on the Determination Date (and the Beneficiaries of such person) shall not be considered a Key Employee.

                 (e) "NON-KEY EMPLOYEE" means any person presently or formerly employed by a member of the Controlled Group (and the Beneficiaries of such person) who is not a Key Employee or a Former Key Employee; provided, however, that for Plan Years commencing after December 31, 1984, a person who has not performed services for a Controlled Group member at any time during the Five (5) Year period ending on the Determination Date (and the Beneficiaries of such person) shall not be considered a Non-Key Employee.

                 (f) "PERMISSIVE AGGREGATION GROUP" means each Qualified Plan in the Required Aggregation Group plus each other Qualified Plan which is not part of the Required Aggregation Group but which satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

                 (g) "REQUIRED AGGREGATION GROUP" means each Qualified Plan in which a Key Employee participates during the Plan Year containing the Determination Date or any of the Four (4) preceding Plan Years and each other Qualified Plan which during this period enables any Qualified Plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

                 (h) "SUPER TOP-HEAVY GROUP" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans in the Required Aggregation Group for Key Employees exceeds Ninety Percent (90%) of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Super Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans in the Permissive Aggregation Group for Key Employees does not exceed Ninety Percent (90%) of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

                 (i) "TOP-HEAVY GROUP" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans in the Required Aggregation Group for Key Employees exceeds Sixty Percent (60%) of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan
         Year) under all Qualified Plans in the Permissive Aggregation Group for Key Employees does not exceed Sixty Percent (60%) of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

         9.2 SPECIAL TOP-HEAVY RULES. If for any Plan Year beginning after December 31, 1988, the Plan is part of a Top-Heavy Group, then, effective as of the first day of such Plan Year the following provisions shall apply to Participants who accrue an Hour of Service during such Plan Year:

                 (a) A new Section is added to the end of Article V as follows:

                          MINIMUM ALLOCATION IF PLAN IS PART OF TOP-HEAVY GROUP.
                 Notwithstanding the foregoing, for each Plan Year in which the Plan is part of a Top-Heavy Group, the sum of the Employer contributions and forfeitures allocated under the Plan to the Account of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year shall be at least equal to the lesser of Three Percent (3%) of such Non-Key Employee's "compensation" (within the meaning of Code Section 416(c)(2)) for such Plan Year or the largest percentage of "compensation" (within the meaning of Code Section 416(c)(2)) allocated to the Account of any Key Employee; provided, however, that if for any Plan Year a Non-Key Employee is a Participant in both this Plan and one or more defined contribution plans, the Employer need not provide the minimum allocation described in the preceding provisions of this sentence for such Non-Key Employee if the Employer satisfies the minimum allocation requirement of Code Section
                 416(c)(2)(B) for the Non-Key Employee in any of such other defined contribution plans; and (b) if for any Plan Year a Non-Key Employee is a Participant in both this Plan and one or more defined benefit plans, the employer need not provide the minimum allocation described in the preceding provisions of this sentence to the extent the minimum benefit requirements of Code Section 416(c) (and the Regulations thereunder) are met by all the plans in the aggregate. Any additional contribution required by this Section shall be made even if such contribution exceeds the Employer's current and accumulated net profits and shall be allocated so that, when added to the other Employer contributions and forfeitures allocated under the Plan to the eligible Non-Key Employees, the above requirements are satisfied. For purposes of determining the largest percentage of "compensation" (within the meaning of Code Section 416(c)(2)) allocated to the Account of any Key Employee, Payroll Reduction Contributions made on behalf of the Key Employee shall be taken into account. For purposes of determining the amount of Employer contributions and forfeitures allocated to the Account of any Non-Key Employee, Payroll Reduction Contributions made on behalf of the Non-Key Employee and matching contributions (as defined in Code Section 401(m)(4)) shall be disregarded.

         9.3 ADJUSTMENTS IN THE OVERALL LIMITATION. If for any Plan Year beginning after December 31, 1988, the Plan is part of a Super Top-Heavy Group, or the Plan is part of a Top-Heavy Group and fails to provide an allocation of Employer contributions and forfeitures on behalf of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year equal to at least the lesser of Four Percent (4%) of each such Non-Key Employee's Top-Heavy Compensation or the largest percentage of Top-Heavy Compensation allocated on behalf of any Key Employee for the Plan Year, then, effective as of the first day of such Plan Year, "One Hundred Percent (100%)" shall be substituted for "One Hundred Twenty-Five Percent (125%)" every place it appears in Section 6.1; provided, however, that the One Hundred Twenty-Five Percent (125%) fraction may continue to be used for an individual only if there are both no further accruals for that individual under any defined benefit plan and no further annual additions for that individual under any defined contribution plan maintained by any member of the Controlled Group until the combined fraction satisfies the rules of Code Section 415(e) using the One Hundred Percent (100%) fraction for that individual.


                                   ARTICLE X

                               TRUST AND TRUSTEE

         The Company shall select a Trustee or insurance company to hold and administer the assets of the Plan and shall enter into a trust agreement or insurance contract with such Trustee or insurance company. The Company may change the Trustee or insurance company from time to time subject to the terms of the trust agreement or insurance contract.



                                   ARTICLE XI

                                 ADMINISTRATION

         11.1    POWERS AND RESPONSIBILITIES OF THE COMPANY.

                 (a) The Company shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan.

                 (b) The Company shall establish a funding policy and method or shall appoint a qualified person to do so. The Company or its delegate shall communicate such funding policy to the Trustee, which shall coordinate such Plan needs within its investment policy. The communication of such a funding policy and method shall not, however, constitute a directive to the Trustee as to investment of the Trust fund.

                 (c) The Company may, in its discretion, appoint one or more investment managers to manage all or a designated portion of the assets of the Plan. Any such investment manager shall be a person, firm or corporation who is a registered investment advisor under the Investment Advisors Act of 1940, a bank or insurance company; provided that (i) the person or entity is given the power to manage, acquire or dispose of Plan assets; and (ii) the person or entity acknowledges in writing its fiduciary responsibility to the Plan. The Trustee shall follow the directive of the investment manager so appointed by the Company with respect to the portion of Plan assets to which the appointment relates.

                 (d) The Company shall periodically review the performance of any fiduciary or any other person to whom duties have been delegated or allocated by it under the provisions of the Plan or pursuant to procedures established hereunder.

         11.2    ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY.

                 (a) The Company shall be the Administrator of the Plan, except to the extent the Company shall otherwise delegate administrative authority to one or more persons. Any person to whom administrative authority is delegated shall signify his acceptance by filing written acceptance with the Company. Any person to whom administrative authority is delegated may resign by delivering his written resignation to the Company or be removed by the Company by delivery of written notice of removal, to take effect at the dates specified therein, or upon delivery to the person if no date is specified.

                 (b) The Company, upon receipt of, or given notice of, the resignation or removal of a person to whom administrative authority has been delegated shall promptly designate in writing a successor to such position. If the Company does not designate a successor, the Company will be vested with such administrative authority.

                 (c) If the Company does not delegate its administrative authority, it may appoint one or more persons to discharge the duties of the Administrator, subject, however, to Board approval or authorization. The Company may designate one or more of its officers to sign papers on its behalf.

                 (d) To the extent that the Company delegates its administrative authority, the responsibility of each person to whom authority is delegated shall be specified and accepted in writing by the Company and each such person. The Trustee thereafter shall accept and rely upon documents executed by the appropriate person until such time as the Company or such persons file with the Trustee a written revocation of the responsibilities so delegated.

         11.3 POWERS AND RESPONSIBILITIES OF THE ADMINISTRATOR. The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of Participants and their beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the discretionary power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any interpretation or construction shall be made in a nondiscriminatory manner and shall be consistent with the intent that this Plan shall continue to be a Qualified Plan. The Administrator shall have all powers necessary or appropriate to accomplish its duties under the Plan.

         11.4 DUTIES. The Administrator shall be charged with the duties of general administration of the Plan, including, but not limited to, the following:

                 (a) to determine all questions relating the eligibility of any employee to participate or remain a Participant hereunder;

                 (b) to compute, certify and direct the Trustee with respect to the amount and kind of benefits to which any Participant shall be entitled hereunder;

                 (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                 (d) to maintain all necessary records for administration of the Plan;

                 (e) to interpret any provision of the Plan and to make and publish such rules or regulations for the Plan as are consistent with the terms hereof;

                 (f) to determine the size and type of any contract to be purchased from any insured and to designate the insurer from which such contract shall be purchased;

                 (g) to compute and certify to the Company and the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust;

                 (h) to advise and consult with the Company and the Trustee regarding the short and long term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in the manner designed to accomplish specific objectives;

                 (i) to advise, counsel, and assist any Participant regarding his rights, benefits, or elections available under the Plan; and

                 (j) in the event the Administrator, in its sole discretion, deems it necessary or appropriate to do so, it may appoint one or more persons to a committee to advise the Administrator on matters pertaining to the Plan.

         11.5 RECORDS AND REPORTS. The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, beneficiaries and others as required by law.

         11.6 APPOINTMENT OF ADVISORS. The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisors and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of the Plan.

         11.7 INFORMATION FROM EMPLOYER. Each entity employing Employees that are covered by this Plan, shall supply full and timely information to the Administrator on all matters relating to compensation, hours of service, years of service, retirement, death, disability, termination of employment and such other pertinent facts as the Administrator may require. The Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. To the extent that the Administrator is a person other than the Company, the Administrator may rely on such information as is supplied by such entities and shall have no duty or responsibility to verify such information.

         11.8 PAYMENT OF EXPENSES. All expenses of administration may, at the sole discretion of the Company, be paid by the Company. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, those of accountants, counsel and other specialists, and other costs of administering the Plan. If not paid by the Company, the expenses shall become a liability of the Trust fund.

         11.9 MAJORITY ACTIONS. To the extent that the same administrative authority is possessed by or has been delegated to one or more persons, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.


                                  ARTICLE XII

                                CLAIM PROCEDURE

         12.1 CLAIM. A Participant, Beneficiary or other person who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Administrator, setting forth his claim..

         12.2 CLAIM DECISION. Upon receipt of a claim the Administrator shall advise the Claimant that a reply will be forthcoming within Ninety (90) days and shall in fact deliver such reply in writing within such period. The Administrator may, however, extend the reply period for an additional Ninety
(90) days for reasonable cause. If the claim is denied in whole or in part, the Administrator will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

                 (a)      the specific reason or reasons for the denial;

                 (b) specific references to pertinent Plan provisions on which the denial is based;

                 (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;

                 (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

                 (e)      the time limits for requesting a review under Section
         12.3 and a review under Section 12.4.

         12.3 REQUEST FOR REVIEW. Within Sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Review Committee review the determination of the Administrator. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Review Committee. If the Claimant does not request a review of the Administrator's determination within such Sixty (60) day period, he shall be barred and estopped from challenging the Administrator's determination.

         12.4 REVIEW ON APPEAL. Within Sixty (60) days after the Review Committee's receipt of a request for review, he will review the Committee's determination. After considering all materials presented by the Claimant, the Review Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require that the Sixty
(60) day time period be extended, the Review Committee will so notify the Claimant and will render the decision as soon as possible but not later than One Hundred Twenty (120) days after receipt of the request for review. The decision of the Review Committee shall be final and binding upon the Employer and the Claimant.


                                  ARTICLE XIII

                           AMENDMENT AND TERMINATION

         13.1 AMENDMENT. The Board shall have the right at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. No such amendment, however, shall authorize or permit any part of the assets of the Plan (other than such part as is required to pay taxes and administration expenses of the Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries; no such amendment shall cause any reduction in the amount properly credited to any Participant's Accounts, eliminate or reduce an early retirement benefit, retirement-type subsidy or optional form of benefit to the extent Code Section 411(d)(6) and the Regulations thereunder would be violated thereby, or cause or permit any portion of the assets of the Plan to revert to or become the property of the Employer. In the event that the vesting schedule contained in

Section 8.4(b) is amended, each Participant having at least Three (3) Years of Service may elect, within a reasonable period of time after the adoption or, if later, the effective date of the amendment, to have the balance of the Participant's Employer Contribution Account (as of the adoption or, if later, the effective date of the amendment) vest pursuant to the former vesting schedule without regard to such amendment. Any amounts which are added to the Participant's Employer Contribution Account as of any date after the adoption or, if later, the effective date of the amendment, shall vest pursuant to the vesting schedule provided by such amendment.

         13.2 TERMINATION; DISCONTINUANCE OF CONTRIBUTIONS. The Board shall have the right at any time to terminate this Plan. Each Employer's board of director shall have the right at any time to discontinue its contributions hereunder and to terminate the Plan with respect to Participants employed by such Employer. Upon termination, partial termination, or complete discontinuance of contributions (within the meaning of Code Section 411(d)(3)), all Participants' Accounts (or, in the case of a partial termination, the accounts of that particular group of Employees affected by such partial termination) shall become fully vested, and shall not thereafter be subject to forfeiture.


                                  ARTICLE XIV

                                 MISCELLANEOUS

         14.1 PARTICIPANTS' RIGHTS. Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or Employee thereof, the Trustee or the Board except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

         14.2 SPENDTHRIFT CLAUSE. No benefit or beneficial interest provided under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable. Notwithstanding the foregoing, this Section shall not be construed to prohibit a loan made in accordance with
Section 8.8.

         14.3 DELEGATION OF AUTHORITY. Whenever the Employer or the Company, under the terms of this Plan, is permitted or required to do or perform any act or matter or thing, it may be done and performed by any officer thereunto duly authorized by the Board.

         14.4 DISTRIBUTION TO MINORS, ETC. In the event that any portion of a Plan distribution becomes distributable under the terms hereof to a minor or other person under legal disability (as determined by the laws of the jurisdiction in which he then resides), the Administrator may direct that such distribution be made in any one or more of the following ways, to be determined by the Administrator in its discretion: (a) directly to said minor or other person, (b) to the legal representative of such minor or other person, (c) to some relative or friend of such minor or other person for his support or education, or (d) by itself expending or arranging for the expenditure of the same for the support and education of such minor or other person. Except as to (d) immediately above, the Administrator shall not be required to see to the application of any such distribution so made to any of said persons.

         14.5 CONSTRUCTION OF PLAN. This Plan shall be construed according to the laws of the state where the Company has its principal office and all provisions of the Plan shall be administered according to the laws of such state, except to the extent preempted by federal law.

         14.6 GENDER AND NUMBER. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections are inserted for convenience of reference, constitute no part of the Plan and are not to be considered in the construction hereof.

         14.7 SEPARABILITY OF PROVISIONS. If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

         14.8 MISTAKE, ETC. All Employer contributions under this Plan are made conditioned upon their deductibility for federal income tax purposes under Code Section 404 and qualification of the Plan under Code Section 401. Amounts contributed by the Employer shall be returned to the Employer from the Plan by the Trustee under the following circumstances.

                 (a) If a contribution was made by the Employer by a mistake of fact, the excess of the amount of such contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Employer within One (1) year after the payment of the contribution;

                 (b) If the Plan receives an adverse determination with respect to its initial qualification under any requirement of Code
         Section 401, a contribution made by the Employer shall be returned to the Employer within One (1) year after the date of such determination, provided application for such determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date prescribed by the Secretary of the Treasury; and

                 (c) If the Employer makes a contribution which is not deductible under Code Section 404, such contribution (but only to the extent disallowed) shall be returned to the Employer within One (1) year after the disallowance of the deduction.

Earnings attributable to the excess contribution shall not be returned to the Employer, but losses attributable to such excess contribution shall be deducted from the amount to be returned. In the event that (a), (b) or (c) applies, the Employer may distribute any Payroll Reduction Contributions (less any losses) to the Participants who elected to reduce their pay by such amounts.

         14.9 DIVERSION OF ASSETS. Except as provided in Section 14.8, no part of the assets of the Plan shall be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries and the Employer shall have no beneficial interest in the assets of the Plan or any part thereof and no part of the assets of the Plan shall revert or be repaid to the Employer, directly or indirectly.

         14.10 SERVICE OF PROCESS. The president of the Company shall constitute the Plan's agent for service of process.

         14.11 MERGER. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (as if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

         14.12 QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding anything in this Plan to the contrary, the Trustee shall comply with the terms of any "qualified domestic relations order" as that term is defined under
Section 414(p) of the Code, and the terms of such order will supersede any inconsistent provisions of this Plan. Upon receipt by the Plan of a domestic relations order, the Employer shall within Thirty (30) days review the domestic relations order to determine whether the order is a "qualified domestic relations order." If the Employer is unable to determine whether the order is a "qualified domestic relations order," the Employer shall promptly submit the order to legal counsel and request a written opinion regarding the qualified status of the order. Upon receipt of a domestic relations order, the Employer shall promptly notify the Employee whose benefit is affected by the order and any other individual who might receive payment from the Plan under the terms of the order of the receipt of the order and the Plan's procedures for determining the qualified status of domestic relations orders. The Administrator shall direct the Trustee to distribute any amounts required to be paid to an alternate payee under a qualified domestic relations order. Such distribution may commence at any time following the date on which the Administrator determines the order to be a "qualified domestic relations order" and no order shall fail to so qualify solely because the order required distribution to commence prior to the time when distribution could otherwise be made to the Participant named in the order. Such distribution shall reduce the Participant's Accounts in such manner as determined by the Administrator.

         14.13 CERTAIN QUALIFICATION REQUIREMENTS. As a means to satisfy the requirements of Code Sections 401(a)(4), 401(a)(26) and/or 410(b) for any Plan Year, the Company may designate that additional Participants shall be considered as "eligible Participants" for purposes of allocating any or all Employer contributions for such Plan Year under Article V.

         14.14 WRITTEN EXPLANATION OF ROLLOVER TREATMENT. The Administrator shall, when making an eligible rollover distribution, as defined in Code Section 402(c)(4), provide a written explanation to the recipient of the following: (a) provisions under which the recipient may have the distribution directly transferred to another eligible retirement plan, as defined in Code Section 402(c)(8)(b); (b) provision which requires the withholding of tax on the distribution if it is not directly transferred to another eligible retirement plan; (c) provisions under which the distribution will not be subject to tax if transferred to an eligible retirement plan within Sixty (60) days after the date on which the recipient received the distribution; and (d) if applicable, provisions for special tax treatment of lump sum distributions or other special provisions under Code Section 402(e).


                                   ARTICLE XV

                                DIRECT ROLLOVERS

         15.1 ELECTION. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         15.2    DEFINITIONS.

                 (a) "ELIGIBLE ROLLOVER DISTRIBUTION" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (b) "ELIGIBLE RETIREMENT PLAN" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                 (c) "DISTRIBUTEE" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                 (d) "DIRECT ROLLOVER" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee."


         IN WITNESS WHEREOF, the undersigned has executed this Plan as of this ______ day of __________________, 199__.


                                                   SERVICE AMERICA SYSTEMS, INC.


                                            By:_________________________________





0127338.WP

                               CONSENT OF TRUSTEE
                               ------------------
        The undersigned Trustee hereby consents to this Plan.


                                         SUN BANK, N.A.



                                        By:_____________________________________

                                LOAN PROCEDURES

        Any loan to be provided under the Plan shall be made in accordance with the applicable Plan section, Department of Labor ("DOL") Regulation 2550.408b-1 ("DOL Regulation"), and this document. The contents of this document shall be "a written document forming part of the plan" for purposes of the DOL Regulation. The Company may amend this document at any time to insure that the provisions of this document are consistent with applicable law. This "Loan Procedures" document shall only apply, however, to loans granted or renewed after October 18, 1989.

A.      ELIGIBLE INDIVIDUALS.

        A Participant or a Beneficiary who is a party-in-interest as defined in
Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Party in Interest") is eligible to apply for a Plan loan. The Administrator shall determine eligibility for purposes of Plan loans in a uniform and nondiscriminatory manner.

B.      LOAN PROCEDURES.

        1. ADMINISTRATOR OF PROGRAM. The Company in its capacity as Administrator of the Plan has appointed Plan Administrator (the "Loan Administrator") to administer all Plan loans. All inquiries and requests for Plan loan applications should be directed to such person or department.

        2. APPLICATION FOR LOAN. Any individual eligible to apply to a Plan loan should contact the Loan Administrator and obtain a copy of the Plan loan application form. The completed form should be returned; the Loan Administrator will determine whether the applicant has provided sufficient information to determine a person's eligibility for a loan. The Loan Administrator will contact an applicant if insufficient information has been provided and shall request the additional information to be provided. Within a reasonable period of time after receipt of all necessary information, the Loan Administrator shall inform the applicant whether a loan will be granted, and if so, the amount available for a loan. Loans will be approved or denied based on factors that persons in the business of lending money for loans would consider under similar circumstances.

        3. AMOUNT OF LOAN. Notwithstanding any limitation on Plan loans contained in this document or the Plan, the total amount of all loans made under this Plan to an individual shall not exceed Fifty Percent (50%) of the vested portion of such individual's Accounts under the Plan.

        4. REASONABLE RATE OF INTEREST. The rate of interest on a Plan loan will be based on a regular review of interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Different rates of interest may be charged for different Plan loans as a result of this review.

        5. SECURITY FOR PLAN LOANS. In addition to the execution of a promissory note by the recipient of the Plan loan promising to repay such loan, the Plan loan must be secured by collateral which the Plan can sell, dispose of or foreclose upon to provide repayment of the loan if a default of repayment occurs. The security for the loan shall be Fifty Percent (50%) of the individual's vested Accounts in the Plan. In some cases, the Administrator shall determine, in accordance with its uniform nondiscriminatory policy and applicable law, the requirement of additional collateral, such as a person's house, car or other material possessions, necessary to provide adequate security.

        6. REPAYMENT OF LOAN. Repayment of a Plan loan made to an Employee shall be through payroll deductions. Repayment in all other cases shall be made by a method to insure repayment of principal and interest due under the loan not less frequently than quarterly.

        7. EVENTS CONSTITUTING DEFAULT. The following are events constituting default on the repayment of a Plan loan:

                (a) Failure to make timely payments pursuant to the terms of the loan;

                (b) Failure to make the collateral securing the loan available to the Administrator for inspection or any other reason;

                (c) Failure to comply with any imposed requirements by the Administrator in addition to those provided in this document, the DOL Regulation or the Plan, which are in accordance with applicable law.

         Upon default, the Loan Administrator may dispose of the collateral to the extent necessary to prevent a loss to the Plan as a result of the default. These steps may include but are not limited to: (i) selling the collateral to provide funds to pay the outstanding balance principal and interest) due on the loan; and/or (ii) instituting legal proceedings against the defaulting party.

        8. REPAYMENT UPON CERTAIN EVENTS. Upon the date the Participant or Beneficiary ceases to be a Party in Interest, the entire loan balance shall become due and payable immediately and, to the extent not otherwise repaid, shall be set off against any distribution due the Participant.

        9. MINIMUM LOAN AMOUNT. Applications for Plan loans of less than $1,000 shall not be granted or approved.

                                   ADDENDUM A

A. SPECIAL EFFECTIVE DATES AND PROVISIONS WITH RESPECT TO AMIRA'S ADOPTION OF THE PLAN.

        1. Effective for Plan Years January 1, 1989 through December 31, 1993, an Employee who has completed six (6) Months of Service shall become a Participant effective as of the first day of the Plan Year next following the date on which such Employee has completed six (6) Months of Service. An Employee will be deemed to have completed six (6) Months of Service if he is in the employ of the Employer at any time six (6) months after his Employment Commencement Date. Employment Commencement Date shall be the first day that he is entitled to be credited with an Hour of Service for the performance of duty.

        2. The provisions of Sections 4.1 through 4.5 of this Plan (and other related sections as the sense may require) shall be effective only for Plan Years beginning on and after January 1, 1994; provided, however, that such provisions shall be effective October 1, 1993 with respect to Amira's Ft. Myers division Employees who were Employees of Encore Service Systems, Inc. immediately prior to October 1, 1993.

        3.      The optional forms of payment as set forth in the attached
                Exhibit I will continue to be available only with respect to a Participant who was a Participant under either of the Amira Services, Inc. Profit Sharing or Money Purchase Pension Plans on any date prior to January 1, 1994.

        4. For Plan Years beginning prior to January 1, 1994, the actual hours method of computing service under the Plan shall be used.

        5. Section 8.9(b) shall not apply to Employer Contribution Accounts attributable to the Amira Money Purchase Pension Plan which was merged into this Plan.

B. SPECIAL EFFECTIVE DATES AND PROVISIONS WITH RESPECT TO ENCORE'S ADOPTION OF THE PLAN.

        1. Effective for Plan Years October 1, 1989 through December 31, 1993, an Employee shall be eligible to participate in the Plan as of the first day on which the Participant has completed one
                (1) Year of Service.

        2. Effective for Plan Years beginning prior to January 1, 1994, Employer Contributions shall be invested as determined by the Employer, but shall be invested primarily in ARA stock.

                                                                      EXHIBIT I

6.5  DISTRIBUTION OF BENEFITS

        (a)(1) Unless otherwise elected as provided below, a Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" shall receive the value of all of his benefits in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This joint and 50% survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime, which alternative joint and survivor annuity shall be equal in value to the automatic joint and 50% survivor annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

        (2) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

         (3) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the "annuity starting date."

         (4) For purposes of this Section, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

         (5) With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "annuity starting date" a written explanation of:

            (i) the terms and conditions of the joint and survivor annuity, and

            (ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity, and

            (iii) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

             (iv) the right of the Participant to revoke such election, and the effect of such revocation.

        (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive his benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

         (1) One lump-sum payment in cash;

         (2) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificiate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

         (3) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

        (c) The present value of a Participant's joint and survivor annuity derived from Employer and Employee contributions (including accumulated Qualified Voluntary Employee Contributions) may not be paid without his written consent if the value exceeds, or has ever exceeded, $3,500 at the time of any prior distribution. Further, the spouse of a Participant must consent in writing to any immediate distribution. If the value of the Participant's benefit derived from Employer and Employee contributions (including accumulated Qualified Voluntary Employee Contributions) does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the "annuity starting date" unless the Participant and his spouse consent in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)2.

         (d) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $3,500 at the time of any prior distribution shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age
  62. With regard to this required consent:

         (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

         (2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under
         Section 6.5(e).

         (3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the "annuity starting date".

         (4) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the "annuity starting date".

       (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

       (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder
(including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

       (1) A Participant's benefits shall be
       distributed to him not later than April Ist of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a
       Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated
       Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations. Notwithstanding the foregoing, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

          (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

          Additionally, for calendar years beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

          (f) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse
   (other than in the case of a life annuity) shall not be redetermined in accordance with Code Section
   401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

          (g) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

          (h) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

          (i) If a distribution is made at a time when a Participant is not fully Vested in his Participant's
   Account and the Participant may increase the Vested percentage in such account:

          (1) a separate account shall be established for the Participant's interest in the Plan as of the time of the distribution; and

          (2) at any relevant time, the Participant's
          Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

        X equals P(AB plus (R x D)) - (R x D)

        For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

        6.6   DISTRIBUTION OF BENEFITS UPON DEATH

        (a) Unless otherwise elected as provided below, a Vested Participant who dies before the annuity starting date and who has a surviving spouse shall have his death benefit paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity. The
   Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age
   62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in Section
   6.6(g).

         (b) Any election to waive the Pre-Retirement
   Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section
   6.5(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary.
   Notwithstanding the foregoing, the nonspouse
   Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific
   Beneficiary and that the spouse voluntarily elects to relinquish such right.

         (c) The election period to waive the
   Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

         (d) With regard to the election, the
  Administrator shall provide each Participant within the applicable period, with respect to such Participant
  (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.5(a)(5). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

         (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

         (2) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

         (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

         (4) A reasonable period ending after Code
         Section 401(a)(11) applies to the Participant; or

         (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after such separation.

       (e) If the value of the Pre-Retirement Survivor
  Annuity derived from Employer and Employee contributions (including accumulated Qualified
  Voluntary Employee Contributions) does not exceed
  $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the immediate distribution of such amount to the Participant's spouse. No distribution may be made under the preceding sentence after the annuity starting date unless the spouse consents in writing. If the value exceeds, or has ever exceeded, $3,500 at the time of any prior distribution, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

        (f)(1) In the event the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), subject to the rules specified in Section 6.6(g):

               (i) one lump-sum payment in cash;

              (ii) Payment in monthly, quarterly,
              semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the
              Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

         (2)  In the event the death benefit payable
         pursuant to Section 6.2 is payable in
         installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

        (g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985 shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If the death benefit is paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of:
   (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.
   If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to
   Section 6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations (and distributions are not to be made in the form of a Pre-Retirement Survivor Annuity), then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

         (h) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse
   (other than in the case of a life annuity) shall not be redetermined in accordance with Code Section
   401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

         (i) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal
   Responsibility Act of 1982.